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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DYNAVOX INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

2011 PROXY STATEMENT
Notice of Annual Meeting

October 18, 2010

Dear Fellow Shareholders:

        It is my pleasure to invite you to attend the DynaVox Inc. Annual Meeting of Shareholders on Wednesday, December 1, 2010, at 1:00 p.m. (Eastern Time). We are very pleased that our first Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted via live webcast. You will be able to attend the Annual Meeting online, vote your shares electronically, and submit your questions during the meeting by visiting www.dynavoxtech.com/annualshareholdersmeeting.

        We are also very pleased to be utilizing the Securities and Exchange Commission rule allowing companies to furnish proxy materials to their shareholders over the Internet. We believe that the e-proxy process will expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting.

        In accordance with this rule, we are sending shareholders of record at the close of business on October 8, 2010 a Notice of Internet Availability of Proxy Materials on or about October 18, 2010. The notice contains instructions on how to access our Proxy Statement and Annual Report and vote online. If you would like to receive a printed copy of our proxy materials from us instead of downloading a printable version from the Internet, please follow the instructions for requesting such materials included in the notice, as well as in the attached Proxy Statement.

        Attached to this letter are a Notice of Annual Meeting of Shareholders and Proxy Statement, which describe the business to be conducted at the meeting. We also will report on matters of current interest to our shareholders.

        Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. You may vote your shares by proxy on the Internet, by telephone or by completing, signing and promptly returning a proxy card, or by attending the virtual Annual Meeting in person.

        Thank you for your continued support of DynaVox Inc.

Sincerely,

Edward L. Donnelly, Jr. Chief Executive Officer and Director

PROXY VOTING METHODS

        If, at the close of business on October 8, 2010, you were a shareholder of record, you may vote your shares by proxy through the Internet, by telephone or by mail or by attending the virtual meeting. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee. To reduce our administrative and postage costs, we ask that you vote through the Internet or by telephone, both of which are available 24 hours a day. You may revoke your proxies at the times and in the manners described on page 4 of the Proxy Statement.

        If you are a shareholder of record or hold shares through a broker or bank and are voting by proxy, in order to be counted your vote must be received by 11:59 p.m. (Eastern Time) on November 30, 2010.

        Mailed proxy cards with respect to shares held of record or in street name must be received no later than November 30, 2010.

To vote by proxy:

BY INTERNET

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  Go to the website www.proxyvote.com and follow the instructions, 24 hours a day, seven days a week.

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  You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials) in order to vote online.

BY TELEPHONE

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  From a touch-tone telephone, dial 1-800-690-6903 and follow the recorded instructions, 24 hours a day, seven days a week.

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  You will need the 12-digit Control Number included on your Notice of Internet Availability of Proxy Materials or proxy card (if you received a printed copy of the proxy materials) in order to vote by telephone.

BY MAIL

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  If you have not already received a printed copy of the proxy materials by mail and would like to receive one, request a proxy card from us by following the instructions on your Notice of Internet Availability of Proxy Materials.

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  When you receive the proxy card, mark your selections on the proxy card.

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  Date and sign your name exactly as it appears on your proxy card.

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  Mail the proxy card in the postage-paid envelope that will be provided to you.

YOUR VOTE IS IMPORTANT. THANK YOU FOR VOTING.

DYNAVOX INC.
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME AND DATE	1:00 p.m. (Eastern Time) on Wednesday, December 1, 2010
PLACE

You will be able to attend the Annual Meeting online, vote your shares electronically and submit your questions during the meeting by visiting www.dynavoxtech.com/annualshareholdersmeeting. You will need the 12-digit control number included in your Notice or your proxy card (if you received a printed copy of the proxy materials) to enter the meeting.

ITEMS OF BUSINESS	1.	To elect the Directors listed herein.
	2.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2011.
	3.	To consider such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.
RECORD DATE	You may vote at the Annual Meeting if you were a shareholder of record at the close of business on October 8, 2010.
ANNUAL REPORT	A copy of our Annual Report is available at www.proxyvote.com.
VOTING BY PROXY

To ensure your shares are voted, you may vote your shares over the Internet, by telephone or, if you have received a printed copy of the proxy materials from us by mail, by completing, signing and returning the enclosed proxy card by mail. Internet and telephone voting procedures are described on the preceding page, in the General Information section beginning on page 1 of the Proxy Statement and on the proxy card. For shares held through a broker or nominee, you may vote by submitting voting instructions to your broker or nominee.

        Whether or not you plan to attend the Annual Meeting online, please vote electronically or by telephone or, if you have received a paper copy of the proxy, please sign and date the enclosed proxy card and return it promptly. If shares are held in a bank or brokerage account, you may vote by submitting voting instructions to your bank or broker. You may revoke a previously delivered proxy at any time prior to the meeting. Any shareholder may vote at the Annual Meeting, thereby canceling any previous proxy, provided that if your shares are held in a bank or brokerage account you will need to obtain a proxy, executed in your favor, from the shareholder of record (broker or nominee) to be able to vote at the Annual Meeting.

By Order of the Board of Directors,

Marcy Smorey-Giger Chief Legal Officer and Corporate Secretary

This Notice of Annual Meeting and the Proxy Statement are being distributed or made available, as the case may be,
on or about October 18, 2010.

DYNAVOX INC.
2100 Wharton Street, Suite 400
Pittsburgh, Pennsylvania 15203
Telephone: (412) 381-4883

 PROXY STATEMENT
Annual Meeting of Shareholders
December 1, 2010
1:00 p.m. (Eastern Time)

 GENERAL INFORMATION

Why am I being provided with these materials?

        We have made these proxy materials available to you on the Internet or, upon your request, have delivered printed versions of these materials to you by mail in connection with the solicitation by the Board of Directors (the "Board") of DynaVox Inc. (the "Company") of proxies to be voted at our Annual Meeting of Shareholders to be held on December 1, 2010 ("Annual Meeting"), and at any postponements or adjournments of the Annual Meeting. Directors, officers and other Company employees also may solicit proxies by telephone or otherwise. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and, if they request, will be reimbursed for their reasonable expenses.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

        Pursuant to the rules adopted by the Securities and Exchange Commission (the "SEC"), we have elected to provide shareholders access to our proxy materials over the Internet. We believe that the e-proxy process will expedite our shareholders' receipt of proxy materials, lower the costs of distribution and reduce the environmental impact of our Annual Meeting. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the "Notice") on or about October 18, 2010 to shareholders of record entitled to vote at the Annual Meeting. All shareholders will have the ability to access the proxy materials at www.proxyvote.com and to download printable versions of the proxy materials or to request and receive a printed set of the proxy materials from us. Instructions on how to access the proxy materials over the Internet or to request a printed copy from us may be found on the Notice.

What will I need in order to attend the Annual Meeting online?

        We will be hosting the Annual Meeting live via the Internet. Any shareholder can attend the Annual Meeting live via the Internet at www.dynavoxtech.com/annualshareholdersmeeting. The webcast will start at 1:00 p.m. (Eastern Time). Shareholders may vote and submit questions while attending the Annual Meeting on the Internet. You will need your 12-digit control number included in your Notice or your proxy card (if you received a printed copy of the proxy materials) in order to be able to enter the Annual Meeting. Instructions on how to attend and participate via the Internet, including how to demonstrate proof of stock ownership, are posted at www.dynavoxtech.com/annualshareholdersmeeting.

What am I voting on?

        There are two proposals scheduled to be voted on at the meeting:

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  Election of the Directors listed in this Proxy Statement.

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  Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2011.

Who is entitled to vote?

        Holders of Class A common stock and Class B common stock as of the close of business on October 8, 2010 (the "Record Date") may vote at the Annual Meeting.

What constitutes a quorum?

        The holders of a majority of the voting power of the issued and outstanding shares of stock entitled to vote must be present in person or represented by proxy to constitute a quorum for the Annual Meeting. Abstentions are counted as present and entitled to vote for purposes of determining a quorum. Shares represented by "broker non-votes" (as defined below) also are counted as present and entitled to vote for purposes of determining a quorum. However, if you hold your shares in street name and do not provide voting instructions to your broker, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote (a "broker non-vote").

How many votes do I have?

        If you are a holder of our Class A common stock, then you are entitled to one vote at our Annual Meeting for each share of our Class A common stock that you held as of the close of business on October 8, 2010. If you are a holder of our Class B common stock, then you are entitled to a number of votes at our Annual Meeting that is equal to the number of units in DynaVox Systems Holdings LLC ("Holdings Units") held by you, regardless of the number of shares of Class B common stock held by you. All matters on the agenda for our Annual Meeting will be voted on by the holders of our shares of Class A common stock and Class B common stock voting together as a single class.

        As of October 8, 2010, we had 9,383,335 shares of Class A common stock outstanding that will carry 9,383,335 votes and 53 shares of Class B common stock outstanding that will carry an aggregate of 20,451,648 votes (i.e., a number of votes that is equal to the aggregate number of outstanding Holdings Units).

How many votes are required to approve each proposal?

        All elections of Directors will be determined by a plurality of the votes cast in respect of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors. A plurality vote requirement means that the Director nominees with the greatest number of votes cast, even if less than a majority, will be elected. There is no cumulative voting.

        Any other proposal shall be decided by a vote of the holders of a majority of the voting power of the shares of stock present in person or represented by proxy and entitled to vote on the proposal.

        Pursuant to our Amended and Restated Securityholders Agreement, until such time as the securityholders party thereto cease to own at least 25% of our total voting power, such securityholders have agreed to vote their shares to elect as Director the Chief Executive Officer and, for so long as Vestar Capital Partners (collectively with its affiliates, "Vestar") holds 10% of our total voting power, all of the remaining Directors as designated by Vestar. As of October 8, 2010, parties to our Amended and Restated Securityholders Agreement beneficially owned shares of Class B common stock carrying the right to an aggregate of 17,607,905 votes, or 59.0% of the total votes. Vestar has advised us that they intend to cause to be cast all such votes in favor of the nominees for Director listed herein. As a result, we are assured a quorum at the Annual Meeting and of the election of the nominees for Director listed herein.

How are votes counted?

        Abstentions and Withheld Votes:    With respect to the election of Directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will be excluded entirely from the vote with respect to the nominee from which they are withheld and will have the same effect as an abstention. Votes that are withheld will not have any effect on the outcome of the election of Directors. Abstentions will have the effect of a vote "against" the other matters being voted on at the Annual Meeting.

        Broker Non-Votes:    Broker non-votes occur when shares held by a broker are not voted with respect to a proposal because (1) the broker has not received voting instructions from the shareholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at his/her discretion. Under current New York Stock Exchange (the "NYSE") interpretations that govern broker non-votes, Proposal No. 1 is considered a non-discretionary matter and a broker will lack the authority to vote shares at his/her discretion on this proposal. Proposal No. 2 is considered a discretionary matter and a broker will be permitted to exercise his/her discretion. This NYSE rule governs all brokers. Consequently, this rule affects all public companies that have shares held in "street name," including those listed on NASDAQ Global Select Market (the "NASDAQ"), not just NYSE-listed companies. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the Director nominees at the Annual Meeting (Proposal No. 1).

        If you just sign and submit your proxy card without voting instructions, your shares will be voted "FOR" each Director nominee listed herein, "FOR" the other proposals as recommended by the Board and in accordance with the discretion of the holders of the proxy with respect to any other matters that may be voted upon.

Who will count the votes?

        Representatives of Broadridge Financial Solutions, Inc. (the "Inspectors of Election") will tabulate the votes and act as inspectors of election.

How does the Board recommend that I vote?

        Our Board recommends that you vote your shares:

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  "FOR" each of the nominees to the Board set forth in this Proxy Statement; and

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  "FOR" the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2011.

How do I vote my shares without attending the Annual Meeting?

        If you are a shareholder of record, you may vote by granting a proxy:

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  By Internet—If you have Internet access, you may submit your proxy by going to www.proxyvote.com and by following the instructions on how to complete an electronic proxy card. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by Internet.

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  By Telephone—If you have access to a touch-tone telephone, you may submit your proxy by dialing 1-800-690-6903 and by following the recorded instructions. You will need the 12-digit Control Number included on your Notice or your proxy card in order to vote by telephone.

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  By Mail—If you have received a printed copy of the proxy materials from us by mail, you may vote by mail by completing, signing and dating the enclosed proxy card where indicated and by mailing or otherwise returning the proxy card in the envelope provided to you. You should sign your name exactly as it appears on the proxy card. If you are signing in a representative capacity (for example, as guardian, executor, trustee, custodian, attorney or officer of a corporation), indicate your name and title or capacity.

        For shares held in street name, you may vote by submitting voting instructions to your broker or nominee.

        Internet and telephone voting facilities will close at 11:59 p.m. (Eastern Time) on November 30, 2010 for the voting of shares held by shareholders of record or held in street name.

        Mailed proxy cards with respect to shares held of record or in street name must be received no later than November 30, 2010.

Can I vote at the Annual Meeting rather than by proxy?

        Although we encourage you to vote by proxy prior to the Annual Meeting to ensure that your vote is counted, you can attend the Annual Meeting and vote your shares online. If you vote by proxy and also attend the Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

What does it mean if I receive more than one Notice on or about the same time?

        It generally means you hold shares registered in more than one account. To ensure that all your shares are voted, please sign and return each proxy card or, if you vote by Internet or telephone, vote once for each Notice you receive.

May I change my vote or revoke my proxy?

        Yes. Whether you have voted by Internet, telephone or mail, if you are a shareholder of record, you may change your vote and revoke your proxy by:

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  Sending a written statement to that effect to our Corporate Secretary, provided such statement is received no later than November 30, 2010;

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  Voting again by Internet or telephone at a later time before the closing of those voting facilities at 11:59 p.m. (Eastern Time) on November 30, 2010;

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  Submitting a properly signed proxy card with a later date that is received no later than November 30, 2010; or

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  Attending the Annual Meeting, revoking your proxy and voting online.

        If you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee. You may also change your vote or revoke your proxy by attending the Annual Meeting online, provided that if your shares are held in a bank or brokerage account you will need to obtain a proxy, executed in your favor, from the shareholder of record (broker or nominee) to be able to vote at the Annual Meeting. We will honor the proxy with the latest date. However, no revocation will be effective unless we receive notice of such revocation at or prior to the Annual Meeting. For those shareholders who submit a proxy electronically or by telephone, the date on which the proxy is submitted in accordance with the instructions listed on the Notice or proxy card is the date of the proxy.

Could other matters be decided at the Annual Meeting?

        At the date this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

        If other matters are properly presented at the Annual Meeting for consideration and you are a shareholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

Can I ask a question at the Annual Meeting?

        Yes. All shareholders attending the virtual Annual Meeting will be able to submit, and the Company's Management will endeavor to answer, questions that are germane to the matters being decided at the Annual Meeting, specifically the election of Directors and ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2011.

Who will pay for the cost of this proxy solicitation?

        We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by Directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission.

Is my vote confidential?

        Proxy cards and voting tabulations that identify individual shareholders are mailed or returned directly to the Inspectors of Election and handled in a manner that protects your voting privacy. Your vote will not be disclosed EXCEPT:

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  as needed to permit the Inspectors of Election to tabulate and certify the vote;

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  as required by law; or

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  in limited circumstances such as a proxy contest in opposition to the Board.

        In addition, all comments written on the proxy card or elsewhere will be forwarded to management, but your identity will be kept confidential unless you ask that your name be disclosed.

Company information and mailing address

        DynaVox Inc. was incorporated under Delaware law on December 16, 2009. DynaVox Inc. is a holding company and its only asset is a controlling interest in DynaVox Systems Holdings LLC. On April 27, 2010, DynaVox Inc. completed the initial public offering of its Class A common stock (the "IPO"). The Class A common stock trades on The NASDAQ Global Select Market under the symbol "DVOX." Our principal executive offices are located at 2100 Wharton Street, Suite 400, Pittsburgh, Pennsylvania 15203. Our telephone number is (412) 381-4883. Our website address is www.dynavoxtech.com. Information on our website is not incorporated into this Proxy Statement.

        References in this Proxy Statement to "DynaVox," "Company," "we," "us" and "our" refer to DynaVox Inc. and our consolidated subsidiaries, unless the context requires otherwise.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on December 1, 2010: The Notice, the Proxy Statement and the Annual Report are available at www.proxyvote.com. In addition, if you have not received a copy of our proxy materials and would like to receive one for the Annual Meeting or for future shareholder meetings, you may request printed copies as follows:

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  By Internet:  go to www.proxyvote.com and follow the instructions; or

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  By telephone:  call 1-800-579-1639 free of charge and follow the instructions;

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  By e-mail:  send an e-mail message to sendmaterial@proxyvote.com. Please send a blank e-mail and put the 12-digit control number located in your Notice in the subject line.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

        Our Restated Certificate of Incorporation and our Amended and Restated By-Laws provide that our Board will consist of that number of Directors determined from time to time by our Board. Our Board has fixed the number of Directors at nine. Acting upon the recommendation of its Corporate Governance and Nominating Committee, our Board has nominated nine persons identified herein for election as Directors, to hold office until the next Annual Meeting of Shareholders and the election and qualification of their successors or until resignation. Action will be taken at the Annual Meeting for the election of these nominees.

        It is intended that the proxies delivered pursuant to this solicitation will be voted in favor of the election of these nine nominees, except in cases of proxies bearing contrary instructions. In the event that these nominees should become unavailable for election due to any presently unforeseen reason, the persons named in the proxy will have the right to use their discretion to vote for a substitute.

Nominees for Election to the Board of Directors

        The following information describes the names, ages and biographical information of each nominee. Beneficial ownership of equity securities of the nominees is shown under "Ownership of Securities."

Name	Age	Principal Occupation and Other Information
Roger C. Holstein	58	Mr. Holstein has been the Chairman of the Board of Directors of DynaVox Inc. since its formation in December 2009 and has been a member of the Management Committee of DynaVox Systems Holdings LLC since October 2006. Mr. Holstein is a managing director with Vestar, which he joined as a senior advisor in 2006 and became a Managing Director in 2007. Prior to joining Vestar, Mr. Holstein was the chief executive officer of WebMD Health from 2001 and of WebMD Corp from May 2003, in each case until April 2005 and served in senior executive positions at WebMD and its predecessors starting in 1997. From May 2005 through when he joined Vestar in 2006, Mr. Holstein pursued personal endeavors. Prior to his tenure at WebMD, Mr. Holstein was a Member of the Office of the President of Medco, the nation's leading prescription benefit management firm. Since graduating from Swarthmore College in 1974, Mr. Holstein also held senior management positions at MCI Corporation, Warner Communications and Grey Advertising. Mr. Holstein began his career with the Spirits of St. Louis professional basketball team.

Name	Age	Principal Occupation and Other Information
Edward L. Donnelly, Jr.	55

Mr. Donnelly, Jr. became our Chief Executive Officer in September 2007, has been a Director of DynaVox Inc. since its formation in December 2009 and has been a member of the Management Committee of DynaVox Systems Holdings LLC since September 2004. Before becoming our Chief Executive Officer, Mr. Donnelly was chief executive officer of Scrip Products,  Inc. from March 2006 to August 2007. From October 2005 through February 2006 Mr. Donnelly pursued personal endeavors. He also served as president and chief operating officer of Patterson Medical, formerly AbilityOne, from May 1995 to September 2005. Prior to this, Mr. Donnelly spent 13 years in senior sales and marketing roles, which included vice presidential positions in sales, corporate accounts and hospital marketing with Support Systems International and the Hill-Rom Co., both divisions of Hillenbrand Industries. He holds a bachelor's degree in nursing (1978) and a master's degree in Health Care Administration from Long Island University (1981).

Michael N. Hammes	68

Mr. Hammes has been a Director of DynaVox Inc. since its initial public offering in April 2010 and a member of the Management Committee of DynaVox Systems Holdings LLC since 2004. He served as chairman and chief executive officer of Sunrise Medical Inc., which designs, manufacturers and markets home medical equipment worldwide, from 2000 until his retirement as chief executive officer in 2007 and as chairman in 2008. He was chairman and chief executive officer of the Guide Corporation from 1998 to 2000. He was also chairman and chief executive officer of The Coleman Company,  Inc. from 1993 to 1997. He is chairman of James Hardie Industries Ltd., the lead director of Navistar International Corporation and a director of DeVilbiss.

Michael J. Herling	53

Mr. Herling has been a Director of DynaVox Inc. since its initial public offering in April 2010 and a member of the Management Committee of DynaVox Systems Holdings LLC since 2004. He is a founding partner of Finn Dixon & Herling LLP, a law firm that provides corporate, transactional, securities, investment management, lending, tax, executive compensation and benefits and litigation counsel, and has held that position since 1987. He is currently a member of the board of directors of The Brink's Company and a member of the Board of Trustees of Colgate University.

Name	Age	Principal Occupation and Other Information
James W. Liken	61

Mr. Liken has been a Director of DynaVox Inc. since its initial public offering in April 2010 and the Chairman of the Management Committee of DynaVox Systems Holdings LLC since 2004. From August 1999 until December 1, 2003, Mr. Liken served as president and chief executive officer of Respironics, Inc. and then served as vice chairman until his retirement in March 2008. Prior to joining Respironics, Mr. Liken was owner of Liken Home Medical, Inc. from 1990 until he sold that business in July 1998. Mr. Liken has been active in the home medical business since 1971, serving in management and ownership capacities for several predecessor companies to Liken Home Medical, Inc. He also is a director of Cohera Medical, Inc. and Vapotherm, Inc. He is the principal of J.W. Liken Holdings, a firm that does private equity investing.

William E. Mayer	70

Mr. Mayer has been a Director of DynaVox Inc. since its formation in December 2009 and has been a member of the Management Committee of DynaVox Systems Holdings LLC since May 2004. Mr. Mayer is the senior partner of the private equity firm Park Avenue Equity Partners, L.P. ("Park Avenue"), which he formed in 1999. From the fall of 1992 until December 1996, Mr. Mayer was a professor and dean of the College of Business and Management at the University of Maryland. Mr. Mayer worked at The First Boston Corporation (now Credit Suisse) for 23 years where he held numerous management positions, including president and chief executive officer. Over the past five years, Mr. Mayer has served as a board member of the following public companies: BlackRock Kelso and Lee Enterprises, and is a trustee of the Columbia Group of Mutual Funds. Over the past 30 years, he has been a board member of numerous other public and private companies. Mr. Mayer was chairman of the Aspen Institute from 2000 to 2008 and is currently on its executive committee. He is past chairman of the Board of the University of Maryland, College Park, Maryland and is currently on its executive committee. He is also the U.S. Chairman of the British-North American Committee, a board member of the Acumen Fund and Atlantic Council, a member of the Council on Foreign Relations and the U.S. Vietnam Dialogue Group, and vice chairman of the Middle East Investment Initiative.

Name	Age	Principal Occupation and Other Information
Augustine L. Nieto II	52

Mr. Nieto has been a Director of DynaVox Inc. since its initial public offering in April 2010 and a member of the Management Committee of DynaVox Systems Holdings LLC since July 2009. Mr. Nieto was a co-founder of Life Fitness, a leading manufacturer of cardiovascular and strength training fitness equipment for commercial and consumer use, and held a variety of executive positions with Life Fitness until the company was acquired by Brunswick Corporation in 1997. He is currently an operating advisor for North Castle Partners, a private equity firm based in Greenwich, Connecticut, which he joined in May 2001. Mr. Nieto is currently the chairman of Octane Fitness, a manufacturer of consumer exercise equipment. He is also a National vice president of the Muscular Dystrophy Association, co-chairman of its ALS Division and founder of its Augie's Quest campaign. In addition, Mr. Nieto serves as the chairman of the ALS Therapy Development Institute, a leading non-profit biotechnology and drug research company, and as a director of Quest Software, Inc.

JoAnn A. Reed	55

Ms. Reed has been a Director of DynaVox Inc. since its initial public offering in April 2010. Ms. Reed is a health care services consultant. She was an advisor to the chief executive officer of Medco Health Solutions, Inc. until March 2009 and she served as senior vice president, finance and chief financial officer of Medco Health Solutions from 2002 until her departure in March 2008 to pursue personal endeavors. From 1992 to 2002 she served as senior vice president, finance. She joined Medco Containment Services, Inc. in 1988. Her prior experience includes CBS, Inc., Aetna/American Re-insurance Co., Standard and Poor's, and Unisys/Timeplex. Ms. Reed is a Director of American Tower Corporation and Waters Corporation and a trustee of St. Mary's College of Notre Dame.

Erin L. Russell	36

Ms. Russell has been a Director of DynaVox Inc. since its formation in December 2009 and has been a member of the Management Committee of DynaVox Systems Holdings LLC since October 2007. Ms. Russell is a principal with Vestar, which she joined in 2001. Previously, she was a member of the M&A Group at PaineWebber Inc. in New York. Ms. Russell received her bachelor of science degree in commerce, with a concentration in accounting, from the McIntire School of Commerce at the University of Virginia in 1996. She received her MBA from Harvard Business School in 2001.

        The nominees for election to the Board of Directors named above are hereby proposed for approval by the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
ELECTION OF EACH OF THE NOMINEES NAMED ABOVE.

THE BOARD OF DIRECTORS AND CERTAIN GOVERNANCE MATTERS

        Our Board of Directors manages or directs the business and affairs of the Company, as provided by Delaware law, and conducts its business through meetings of the Board of Directors and three standing Committees: the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee. Because Vestar controls the majority of our voting power, we are a "controlled company" within the meaning of the NASDAQ corporate governance standards, and therefore are not required to comply with certain corporate governance standards, including the requirement that a majority of the Board consists of independent Directors, and the requirement that we have independent Director oversight of executive officer compensation and Director nominations. The NASDAQ corporate governance standards also permit a company listing shares in connection with its initial public offering to phase in its compliance with the requirements to have a majority independent Board and independent Director oversight of executive officer compensation and Director nominations over the period of a year following the initial public offering. In addition, the NASDAQ corporate governance standards and SEC rules permit a newly-reporting IPO issuer to similarly phase in its compliance with the audit committee independence requirements.

        Pursuant to our Amended and Restated Securityholders Agreement, until such time as the securityholders party thereto cease to own at least 25% of the total voting power of DynaVox Inc., such securityholders have agreed to vote their shares to elect the Chief Executive Officer as Director and, for so long as Vestar holds 10% of our total voting power, all of the remaining Directors as designated by Vestar. Aside from Edward L. Donnelly, Jr., as Chief Executive Officer, all of the Director nominees have been designated by Vestar. See "Certain Relationships and Related Person Transactions—Securityholders Agreement."

Director Independence and Independence Determinations

        Under our Corporate Governance Guidelines and NASDAQ listing rules, the Board must affirmatively determine which Directors are independent under applicable SEC rules and NASDAQ listing standards.

        The Corporate Governance and Nominating Committee undertook its annual review of Director independence and made recommendation to our Board of its findings. As a result of this review, our Board affirmatively determined that each of Ms. Reed and Messrs. Herling, Liken and Nieto are independent for purposes of Section 5605(a)(2) of the NASDAQ Listing Rules.

Board Structure

        Under our Corporate Governance Guidelines, our Board can select its Chairperson and the Company's Chief Executive Officer in any way it considers to be in the best interests of the Company. Therefore, the Board does not have a policy on whether the role of Chairperson and Chief Executive Officer should be separate or combined and, if it is to be separate, whether the Chairperson should be selected from the independent Directors or should be an employee of the Company. Accordingly, Mr. Holstein serves as our Chairman, while Mr. Donnelly serves as our Chief Executive Officer. Our Board currently believes that this structure best encourages the free and open dialogue of competing views and provides for strong checks and balances. Additionally, Mr. Holstein's attention to Board and Committee matters allows Mr. Donnelly to focus more specifically on overseeing the Company's day to day operations as well as strategic opportunities and planning. In the Board's view, this leadership structure also enables it to better fulfill its risk oversight responsibilities, as described under "Committee Membership—Audit Committee."

 Board Committees and Meetings

        Our Board has established the following Committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee. The composition and responsibilities of each Committee are described below. Members serve on these Committees until their resignation or until otherwise determined by our Board.

Executive Sessions

        At least twice a year, the independent Directors meet in executive session.

	Audit Committee	Compensation Committee	Corporate Governance and Nominating Committee
Roger C. Holstein		✓
Edward L. Donnelly, Jr.
Michael N. Hammes			✓
Michael J. Herling	✓		Chair
James W. Liken		Chair
William E. Mayer		✓
Augustine L. Nieto II		✓
JoAnn A. Reed	Chair		✓
Erin L. Russell	✓

        All Directors are expected to make every effort to attend all meetings of the Board, meetings of the Committees of which they are members and the Annual Meeting of Shareholders. During the fiscal year 2010, since the date of the Company's initial public offering in April 2010, the Board held one meeting, in which it discussed, among other things, the business of the Company and corporate governance matters. The Committees of the Board were established in connection with our IPO in April 2010. From April 2010 to the end of the fiscal year on July 2, 2010, the individual Committees met as follows: Audit Committee: two meetings; Compensation Committee: one meeting, and the Corporate Governance and Nominating Committee: no meetings. Each Director attended 100% of the total number of meetings of the Board and of the Committees on which each such Director served.

Committee Membership

Audit Committee

        Our Audit Committee consists of Mr. Herling and Mses. Reed and Russell, with Ms. Reed serving as Chairperson. All members of the Audit Committee, except for Ms. Russell, are "independent" for purposes of Section 10A(m)(3) of the Exchange Act of 1934, as amended (the "Exchange Act"), and Section 5605(a)(2) of the NASDAQ Listing Rules. We expect to have an Audit Committee composed entirely of independent members before the one-year anniversary of our IPO. Our Board has determined that each of Mr. Herling and Mses. Reed and Russell are able to read and understand fundamental financial statements. In addition, our Board has determined that Ms. Reed qualifies as an audit committee financial expert as defined by applicable SEC regulations and has financial sophistication as required by Section 5605(a)(2)(A) of the NASDAQ Listing Rules.

        The duties and responsibilities of the Audit Committee are set forth in its charter, which may be found at www.dynavoxtech.com under Company: Corporate Governance: Audit Committee Charter, and include the following:

  •
  selecting and hiring our independent registered public accounting firm, and approving the audit and non-audit services to be performed by our independent registered public accounting firm;

  •
  evaluating the qualifications, performance and independence of our independent registered public accounting firm;

  •
  monitoring the integrity of our financial statements and our accounting and financial reporting processes;

  •
  reviewing the adequacy and effectiveness of our internal control over financial reporting;

  •
  discussing the scope and results of the audit with the independent registered public accounting firm;

  •
  reviewing with management and the independent registered public accounting firm our annual and quarterly financial statements;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

  •
  preparing the audit committee report that the SEC requires in our annual proxy statements.

        On behalf of the Board, the Audit Committee is responsible for the oversight of the Company's risk management policies and procedures. The Company is exposed to a number of risks including financial risks, operational risks and risks relating to regulatory and legal compliance. The Audit Committee discusses with management and the independent auditors the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures, including the guidelines and policies to govern the process by which risk assessment and risk management are undertaken. The Company's Chief Financial Officer is responsible for the Company's risk management function and regularly works closely with the Company's senior executives to identify risks material to the Company. The Chief Financial Officer reports regularly to the Chief Executive Officer and the Company's Audit Committee regarding the Company's risk management policies and procedures. The Audit Committee also reports to the Board on a regular basis to apprise them of their discussions with the Chief Financial Officer regarding the Company's risk management efforts. Finally, the Chief Financial Officer reports directly to the Board on an at least annual basis to apprise them directly of the Company's risk management efforts.

Compensation Committee

        Our Compensation Committee consists of Messrs. Holstein, Liken, Mayer and Nieto, with Mr. Liken serving as Chairperson. Messrs. Liken and Nieto are "independent" as defined by the NASDAQ listing standards.

        The duties and responsibilities of the Compensation Committee are set forth in its charter, which may be found at www.dynavoxtech.com under Company: Corporate Governance: Compensation Committee Charter, and include the following:

  •
  reviewing and approving or recommending to the Board for approval the compensation of our executive officers, including annual base salary, annual incentive bonuses, specific goals, equity compensation, employment agreements, severance and change in control arrangements, and any other benefits, compensation or arrangements;

  •
  reviewing and recommending the compensation of our Directors;

  •
  reviewing and discussing annually with management our "Compensation Discussion and Analysis" disclosure required by SEC rules;

  •
  preparing the compensation committee report required by the SEC to be included in our annual proxy statements; and

  •
  reviewing and making recommendations with respect to our equity compensation plans.

        The charter of the Compensation Committee permits the Committee to delegate its authority to one or more subcommittees.

Corporate Governance and Nominating Committee

        Our Corporate Governance and Nominating Committee consists of Messrs. Hammes and Herling and Ms. Reed, with Mr. Herling serving as Chairperson. Mr. Herling and Ms. Reed are "independent" as defined by the NASDAQ listing standards.

        The duties and responsibilities of the Corporate Governance and Nominating Committee are set forth in its charter, which may be found at www.dynavoxtech.com under Company: Corporate Governance: Corporate Governance and Nominating Committee Charter, and include the following:

  •
  assisting our Board in identifying prospective Director nominees and recommending nominees to the Board;

  •
  reviewing developments in corporate governance practices and developing and recommending governance principles applicable to us; and

  •
  recommending members for each Committee of our Board.

Committee Charters and Corporate Governance Guidelines

        Our commitment to good corporate governance is reflected in our Corporate Governance Guidelines, which describe the Board's views on a wide range of governance topics. These Corporate Governance Guidelines are reviewed from time to time by the Corporate Governance and Nominating Committee and, to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the full Board. Our Corporate Governance Guidelines, our Board Committee charters and other corporate governance information are available on the Corporate Governance page of our website at www.dynavoxtech.com.

Code of Ethics

        We maintain a Code of Ethics, which is applicable to all of our Directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Corporate Controller and other senior financial officers. The Code of Ethics sets forth our policies and expectations on a number of topics, including conflicts of interest, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws, any waivers of the Code of Ethics granted to our principal executive officer, principal financial officer, principal accounting officer or controller , or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

        The Code of Ethics may be found on our website at www.dynavoxtech.com under Company: Corporate Governance: Code of Ethics.

        As described in our Code of Ethics, we maintain a hot-line by which the Company's Directors, officers and employees can report possible violations. The hot-line has a toll-free number, an email address and a website. Whistleblowers may remain anonymous when reporting possible violations.

Code of Financial Principles for Senior Financial Executives

        We maintain a Code of Financial Principles for Senior Financial Executives, which is applicable to our Chief Executive Officer, Chief Financial Officer, Vice President—Finance, Corporate Controller and other senior financial officers. The Code of Financial Principles for Senior Financial Executives sets forth our policies and expectations on a number of topics, including conflicts of interest, competency and knowledge, compliance with laws and ethical conduct. The Company will promptly disclose to our shareholders, if required by applicable laws, any waivers of the Code of Financial Principles for Senior Financial Executives granted to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website as set forth above rather than by filing a Form 8-K.

Director Nomination Process

        The members of our Board have been designated by Vestar in accordance with our Amended and Restated Securityholders Agreement, pursuant to which, until such time as the securityholders party thereto cease to own at least 25% of our total voting power, such securityholders have agreed to vote their shares to elect as Director the Chief Executive Officer and, for so long as Vestar holds 10% of our total voting power, all of the remaining Directors as designated by Vestar. As of October 8, 2010, parties to our Amended and Restated Securityholders Agreement beneficially owned shares of Class B common stock carrying the right to an aggregate of 17,607,905 votes, or 59.0% of the total votes.

        Vestar has sought to ensure that our Board is composed of members whose particular experience, qualifications, attributes and professional and functional skills, when taken together, will allow the Board to effectively satisfy its oversight responsibilities. In identifying candidates for membership on our Board , Vestar has historically taken into account (1) minimum individual qualifications, such as high ethical standards, integrity, mature, careful judgment, industry knowledge or experience and an ability to work collegially with the other members of our Board and (2) all other factors it considers appropriate, including alignment with our equity holders. When determining whether our Directors have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our business and structure, our Board focused primarily on their valuable contributions to our success in recent years and on the information discussed in the biographical information set forth under "Proposal No. 1—Election of Directors." In particular, Mr. Donnelly was selected to continue to serve as a Director due to his role as our Chief Executive Officer, the resultant perspective from our management he adds to Board deliberations and his extensive background and expertise in the health business. Mr. Holstein was selected to continue to serve as a Director in light of his affiliation with Vestar, his background as an executive with WebMD and his experience in working with the management of various companies owned by Vestar. Ms. Russell was selected to continue to serve as a Director in light of her affiliation with Vestar, her extensive financial background and her experience in working with the management of various companies owned by Vestar. Mr. Mayer was selected to continue to serve as a Director in light of his affiliation with Park Avenue and his significant experience in working with companies controlled by private equity sponsors. Ms. Reed was selected to continue to serve as a Director in light of her extensive finance and accounting background and experience as a director of public companies. Mr. Liken was selected to continue to serve as a Director in light of his experience as the Chairman of the Management Committee of DynaVox Systems Holdings LLC and his background as an executive within the medical device industry. Mr. Nieto was selected to continue to serve as a Director in light of his experience as a member of the Management Committee of DynaVox Systems Holdings LLC, his entrepreneurial and executive experience and his invaluable experience as a user of our speech generating technologies. Mr. Herling was selected to continue to serve as a Director in light of his extensive experience as a Director of a public company. Mr. Hammes was selected to continue to serve as a Director in light of his experience as a member of the Management Committee of DynaVox Systems Holdings LLC and his

experience as an executive and Director of several public companies, including our predecessor, Sunrise Medical, Inc.

        The Corporate Governance and Nominating Committee will consider Director candidates recommended by shareholders. Any recommendation should be submitted to the Corporate Secretary in writing and should include any supporting material the shareholder considers appropriate in support of that recommendation, but must include information that would be required under the SEC rules to be included in a proxy statement soliciting proxies for the election of such candidate and a written consent of the candidate to serve as one of our Directors, if elected. Shareholders wishing to propose a candidate for consideration may do so by submitting the above information to the attention of the Corporate Secretary, DynaVox Inc., 2100 Wharton Street, Suite 400, Pittsburgh, Pennsylvania 15203. All recommendations for nomination received by the Corporate Secretary that satisfy our By-Laws requirements relating to such Director nominations will be presented to the Corporate Governance and Nominating Committee for its consideration. Shareholders must also satisfy the notification, timeliness, consent and information requirements set forth in our By-Laws. These requirements are also described under "Shareholder Proposals for the 2011 Annual Meeting."

Shareholder Communications

        As described in our Whistleblower Policy, shareholders and other interested parties who wish to report complaints and concerns regarding accounting, internal controls and auditing matters, non-compliance with applicable laws or our Code of Ethics and retaliations against whistleblowers, may do so by (1) addressing such communications or concerns to the Audit Committee or the Chief Legal Officer at 2100 Wharton Street, Suite 400, Pittsburgh, Pennsylvania 15203, (2) calling 866-265-3858 at any time, (3) sending an email to dvox@openboard.info; or (4) accessing https://www.openboard.info/dvox/index.cfm and submitting a message.

        Shareholders may also send general inquiries to us through our website www.dynavoxtech.com under Company: Contact Us.

Executive Officers of the Company

        Set forth below is certain information regarding each of our current executives, other than Edward L. Donnelly, Jr., whose biographical information is presented under "Proposal No. 1—Election of Directors—Nominees for Election to the Board of Directors."

Name	Age	Principal Occupation and Other Information
Michelle L. Heying	41	Ms. Heying joined us as Chief Operating Officer in December 2007 and was named President in July 2009. She brings more than 18 years of leadership in both strategic development and operations working with companies in the healthcare, life science, and industrial/security industries. Prior to joining us, Ms. Heying served as vice president/general manager at Thermo Fisher Scientific from November of 2006 to December of 2007. In addition, she served in multiple general manager roles at General Electric Healthcare from 1991 to March of 2006 in the Americas X-Ray, Global Nuclear Medicine and Global Mammography divisions. Ms. Heying pursued personal endeavors from March of 2006 to November of 2006. She holds an MBA from the Kellogg Graduate School of Management at Northwestern University and a Bachelor of Science in Business Administration from the University of Wisconsin—Whitewater.

Name	Age	Principal Occupation and Other Information
Kenneth D. Misch	44

Mr. Misch joined us in July 2009 as Chief Financial Officer, bringing with him more than 20 years of domestic and international accounting, financial management and treasury experience with both public and private companies. Prior to joining us, Mr. Misch was chief financial officer at invivodata, Inc. from September 2006 to July 2009 and has also held the chief financial officer position at Artromick International from January 2006 to September 2006 and Expedient Communications from April 2004 to November 2005. Mr. Misch pursued personal endeavors during December of 2005. Mr. Misch began his career at Price Waterhouse. He holds an MBA from the Weatherhead School of Management of Case Western Reserve University and a Bachelor of Science in Business Administration from Bowling Green State University. Mr. Misch is a Certified Public Accountant and serves on the board of directors of the Pittsburgh Chapter of Financial Executives International (FEI).

Robert E. Cunningham	48

Mr. Cunningham joined us in 1993 as the Director of Software Development and has been our Chief Technology Officer since May 2009. Prior to joining us, Mr. Cunningham was a senior software engineer at Vertex Software and vice president of research and development for the Guidance Corporation. He began his career as a research programmer at the University of Pittsburgh's Learning Research and Development Center, where he graduated summa cum laude with a Bachelor of Science degree in computer science. Mr. Cunningham has worked as an independent computer-programming consultant on long-term projects for Xerox, Inc. and the U.S. Air Force.

Marcy Smorey-Giger	39

Ms. Smorey-Giger joined us in April 2010 as our Chief Legal Officer and Corporate Secretary. Prior to joining us, Ms. Smorey-Giger was the corporate counsel and secretary of WESCO International, Inc., a NYSE-listed company, from May 2004 until April 2010 and was the manager of compliance and legal affairs of WESCO since 1999. Ms. Smorey-Giger also served as corporate attorney of WESCO from 2002-2004 and as assistant corporate secretary of WESCO from 1997-2004. Ms. Smorey-Giger holds a bachelor of science from Westminster College, a master of science from the Bayer School of Natural and Environmental Science, Duquesne University and a juris doctor from Duquesne University School of Law.

PROPOSAL NO. 2—RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has selected Deloitte & Touche LLP to serve as our independent registered public accounting firm for the fiscal year ending July 1, 2011.

        Although ratification is not required by our By-Laws or otherwise, the Board is submitting the selection of Deloitte & Touche LLP to our shareholders for ratification because we value our shareholders' views on the Company's independent registered public accounting firm. If our shareholders fail to ratify the selection, it will be considered as notice to the Board and the Audit Committee to consider the selection of a different firm. Even if the selection is ratified, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

        Representatives of Deloitte & Touche LLP will be present at the Annual Meeting to answer questions. They also will have the opportunity to make a statement if they desire to do so.

        The shares represented by your proxy will be voted for the ratification of the selection of Deloitte & Touche LLP unless you specify otherwise.

Audit and Non-Audit Fees

        In connection with the audit of the Company's and its predecessor's annual financial statements for the fiscal year ended July 2, 2010, we entered into an agreement with Deloitte & Touche LLP which sets forth the terms by which Deloitte & Touche LLP performed audit services for the Company.

        The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of the Company's and its predecessor's annual financial statements for the fiscal years ended July 2, 2010 and July 3, 2009 and fees billed for other services rendered by Deloitte & Touche LLP for those periods:

	Fiscal Year Ended July 2, 2010	Fiscal Year Ended July 3, 2009
Audit fees(1)	$336	$142
Audit-related fees(2)	1,570	—
Tax fees(3)	25	261
All other fees	—	—

Total	$1,931	$403

(1)
Fees for audit services billed in the fiscal years ended July 2, 2010 and July 3, 2009 consisted of the following: audit of the Company's and its predecessor's annual financial statements, reviews of the Company's and its predecessor's quarterly financial statements and statutory and regulatory audits.

(2)
Fees for audit-related services are those related to the Company's initial public offering of stock.

(3)
Fees for tax services billed in the fiscal years ended July 2, 2010 and July 3, 2009 consisted of tax compliance and tax planning and advice.

        The Audit Committee considered whether providing the non-audit services shown in this table was compatible with maintaining Deloitte & Touche LLP's independence and concluded that it was.

        Consistent with SEC policies regarding auditor independence and the Audit Committee's charter, the Audit Committee has responsibility for engaging, setting compensation for and reviewing the performance of the independent registered public accounting firm. In exercising this responsibility, the

Audit Committee pre-approves all audit and permitted non-audit services provided by the independent registered public accounting firm prior to each engagement. Each year, the Board approves an annual budget as determined by the Audit Committee for such permitted non-audit services and requires the independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year. The Audit Committee has pre-approved several enumerated permitted services, subject to the approval of the Chief Financial Officer, the Corporate Controller and/or the Chairman of the Audit Committee, as applicable. The Audit Committee may form and delegate to subcommittees consisting of one or more of its members who are independent Directors the authority to pre-approve services to be provided by the independent auditors so long as the pre-approvals are presented to the full Audit Committee at a later time.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
RATIFICATION OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 1, 2011.

 Report of the Audit Committee

        The Audit Committee operates pursuant to a charter. Under the Audit Committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

        In the performance of its oversight function, the Audit Committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, and discussed with the independent registered public accounting firm their independence.

        Based upon the review and discussions described in the preceding paragraph, our Audit Committee recommended to the Board that the audited financial statements of the Company be included in the Annual Report on Form 10-K for the fiscal year ended July 2, 2010 filed with the SEC.

        Submitted by the Audit Committee of the Company's Board of Directors:

JoAnn A. Reed (Chair) Erin L. Russell Michael J. Herling October 8, 2010

DIRECTOR COMPENSATION

        Prior to the completion of our initial public offering in April 2010, we were governed by the Management Committee of DynaVox Systems Holdings LLC. The following individuals served on the Management Committee during fiscal year 2010: James W. Liken, Edward L. Donnelly, Jr., Michael N. Hammes, Michael J. Herling, Roger C. Holstein, William E. Mayer, Augustine L. Nieto II and Erin Russell. No remuneration was paid to members of the Management Committee for any period during which they served as our employees or as employees of Vestar or Park Avenue. Accordingly, Messrs. Donnelly, Holstein and Mayer and Ms. Russell were not compensated for their service on the Management Committee during fiscal year 2010.

        Other than Messrs. Hammes, Liken and Nieto, , each member of the Management Committee who was not employed by us, Vestar or Park Avenue received $3,000 per Management Committee meeting attended in person and $1,000 per meeting attended via conference call. Such members of the Management Committee also received fees of $500 per meeting attended in person or via conference call for meetings of Committees of the Management Committee that took place between regularly scheduled Management Committee meetings. Mr. Nieto was paid $3,000 per Management Committee meeting and $500 per meeting of a Committee of the Management Committee regardless of whether he attended in person or via conference call, Mr. Liken was paid a fixed fee of $60,000 per year, payable on a quarterly basis, for serving as Chairman of the Management Committee, and Mr. Hammes was paid a fixed fee of $25,000 per year, payable on a monthly basis, in light of his past experience with our business as the Chief Executive Officer of Sunrise Medical Inc., our former parent company.

        Upon appointment to the Management Committee, members who were not employed by us, Vestar or Park Avenue were given the opportunity to acquire, at fair market value, a number of Class A and Class E units in DynaVox Systems Holdings LLC commensurate with that member's expertise and role within the Management Committee. The vesting terms of these units are discussed below under "Executive Compensation—Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentives." In connection with our initial public offering, all existing units of DynaVox Systems Holdings LLC were converted into Holdings Units in the recapitalization of DynaVox Systems Holdings LLC.

        Following the completion of our initial public offering, we are governed by our Board of Directors. The following individuals served on our Board during fiscal year 2010: Roger C. Holstein, Edward L. Donnelly, Jr., Michael N. Hammes, Michael J. Herling, James W. Liken, William E. Mayer, Augustine L. Nieto II, JoAnn A. Reed and Erin Russell. No additional remuneration is paid to our employees or to employees of Vestar or Park Avenue for their service on our Board. Accordingly, Messrs. Donnelly, Holstein and Mayer and Ms. Russell were not compensated for their service on the Board during fiscal year 2010. Each outside Director receives an annual cash retainer of $25,000. Upon the completion of our initial public offering, each outside Director received a one-time award of shares of restricted stock with a value of approximately $25,000, based upon our initial public offering price. The shares of restricted stock were granted under the 2010 Long-Term Incentive Plan (the "Long-Term Incentive Plan") described below under "Executive Compensation—Compensation Discussion and Analysis" and will vest in equal annual installments over a two-year period beginning on April 21, 2010, subject to the Director's continued service on our Board. Also, subject to the Director's continued service on our Board, each Director will also have an opportunity to receive a number of shares of restricted stock on each anniversary of the initial public offering with a value of $15,000, based upon the price per share at which the stock closes on the date of grant. In addition, the Chair of the Audit Committee receives an additional annual cash retainer of $10,000, and the Chair of each of the Compensation Committee and Corporate Governance and Nominating Committee receives an additional annual cash retainer of $5,000. Each outside Director receives $2,000 per Committee meeting attended, whether in person or via conference call. In addition, each outside Director is reimbursed for reasonable out-of-pocket expenses incurred in connection with his or her attendance at Board of Directors and Committee meetings.

        The following table provides summary information concerning the compensation, if any, paid to or accrued in respect of the individuals serving on the Management Committee of DynaVox Systems Holdings LLC or on our Board for services rendered in such capacities during fiscal year 2010. Messrs. Donnelly, Holstein and Mayer and Ms. Russell are not included in this table because they are not compensated for their service on the Management Committee of DynaVox Systems Holdings LLC or on our Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards(2)(3) ($)	Total ($)
Michael N. Hammes	25,000	25,005	50,005
Michael J. Herling	18,440	25,005	43,445
Augustine L. Nieto II(1)	17,533	25,005	42,538
James W. Liken	54,606	25,005	79,611
JoAnn A. Reed	10,346	25,005	35,351

(1)
Total Stock Awards for Mr. Nieto reflects the value of 1,667 restricted shares of DynaVox Inc. Class A common stock awarded in fiscal year 2010 and transferred to the Augustine L. Nieto II & Lynne B. Nieto Trust.

(2)
The amounts set forth in this column represent the aggregate grant date fair value of stock awards granted in fiscal year 2010 as calculated pursuant to Financial Accounting Standards Board (FASB) Accounting Standards Codification Topic 718, Compensation—Stock Compensation ("ASC Topic 718"). These amounts have been determined based on the initial public offering price of $15.00 per share.

(3)
The fair value of the restricted shares of DynaVox Inc. Class A common stock granted to each Director in fiscal year 2010 equals $25,005. At the end of fiscal year 2010, our outside Directors held the following equity interests in DynaVox Inc. and DynaVox Systems Holdings LLC:
  •
  Mr. Herling: (1) 1,667 restricted shares of Class A common stock of DynaVox Inc., which will vest in equal annual installments over a two-year period beginning on April 21, 2010, subject to Mr. Herling's continued service on the Board, and (2) 13,185 Holdings Units, which are exchangeable for shares of Class A common stock of DynaVox Inc. on a one-for-one basis from and after April 21, 2011;

  •
  Mr. Hammes: 1,667 restricted shares of Class A common stock of DynaVox Inc., which will vest in equal annual installments over a two-year period beginning on April 21, 2010, subject to Mr. Hammes' continued service on the Board;

  •
  Mr. Nieto: (1) 1,667 restricted shares of Class A common stock of DynaVox Inc., which will vest in equal annual installments over a two-year period beginning on April 21, 2010, subject to Mr. Nieto's continued service on the Board, and (2) 14,051 Holdings Units, which are exchangeable for shares of Class A common stock of DynaVox Inc. on a one-for-one basis from and after April 21, 2011;

  •
  Mr. Liken: (1) 1,667 restricted shares of Class A common stock of DynaVox Inc., which will vest in equal annual installments over a two-year period beginning on April 21, 2010, subject to Mr. Liken's continued service on the Board, and (2) 92,293 Holdings Units, which are exchangeable for shares of Class A common stock of DynaVox Inc. on a one-for-one basis from and after April 21, 2011; and

  •
  Ms. Reed: 1,667 restricted shares of Class A common stock of DynaVox Inc., which will vest in equal annual installments over a two-year period beginning on April 21, 2010, subject to Ms. Reed's continued service on the Board.

  In addition, Mr. Holstein holds 13,544 Holdings Units, which are exchangeable for shares of Class A common stock of DynaVox Inc. on a one-for-one basis from and after April 21, 2011. Each holder of Holdings Units also holds a share of Class B common stock of DynaVox Inc. that has no economic rights but entitles the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to shareholders of DynaVox Inc. that is equal to the aggregate number of Holdings Units held by such holder.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of our named executive officers for fiscal year 2010 should be read together with the compensation tables and related disclosures with respect to our current plans, considerations, expectations and determinations regarding compensation.

Executive Summary

        The primary objectives of our executive compensation policies are to attract and retain talented executives to effectively manage and lead our Company and create value for our equityholders. Through our executive compensation policies, we seek to align the level of our executive compensation with the achievement of our corporate objectives, thereby aligning the interests of our management with those of our equityholders.

        The compensation of our named executive officers generally consists of base salary, annual cash incentive payments, long-term equity incentives and other benefits and perquisites. In addition, our named executive officers are eligible to receive severance or other benefits upon termination of their employment with us. In setting an individual executive officer's initial compensation package and the relative allocation among different types of compensation, we consider the nature of the position being filled, the scope of associated responsibilities, the individual's qualifications, as well as the perspectives of members of our Compensation Committee, which reflect their experiences and general market knowledge regarding executive compensation.

        The discussion below explains our compensation decisions with respect to fiscal year 2010. Our named executive officers for fiscal year 2010 are Edward L. Donnelly, Jr., Michelle L. Heying, Robert E. Cunningham, Kenneth D. Misch and Marcy Smorey-Giger. Mr. Donnelly has served as our Chief Executive Officer since 2007. Prior to the completion of our initial public offering, Mr. Donnelly served on the Management Committee of DynaVox Systems Holdings LLC, and he currently serves on our Board. Mr. Misch has served as our Chief Financial Officer since July 2009, the first month of fiscal year 2010. Ms. Heying has served as our Chief Operating Officer since 2007 and was named President in July 2009. Mr. Cunningham was named as our Vice President of Research & Development in 1999 and now serves as our Chief Technology Officer. Ms. Smorey-Giger has served as our Chief Legal Officer and Corporate Secretary since April 2010.

Executive Compensation Philosophy

        Our compensation policies for our named executive officers have been designed based upon our view that the ownership by management of equity interests in our business is the most effective mechanism for providing incentives for management to maximize gains for equityholders, that annual cash incentive compensation should be linked to metrics that create value for our equityholders and that other elements of executive compensation should be set at levels that are necessary, within reasonable parameters, to successfully attract, retain and motivate optimally talented and experienced executives.

Role of Our Compensation Committee

        Prior to the completion of our initial public offering, our compensation policies were established by the Compensation Committee of the Management Committee of DynaVox Systems Holdings LLC. During fiscal year 2010, Messrs. Liken, Nieto, Mayer and Holstein served as members of this Committee. Since the completion of our initial public offering, our compensation policies have been established by the Compensation Committee of our Board of Directors. During fiscal year 2010, Messrs. Liken, Nieto, Mayer and Holstein served as members of this Compensation Committee.

        Our Compensation Committee evaluates and determines the levels and forms of individual compensation for our named executive officers. Our Compensation Committee reviews and approves compensation for our named executive officers at least annually, generally at the beginning of each fiscal year, consistent with each named executive officer's employment agreement and based on each named executive officer's performance and our overall performance during the prior fiscal year.

Compensation Determination Process

        Our Compensation Committee determines the compensation of each of our named executive officers and solicits input from our Chief Executive Officer in determining the compensation (particularly base salary and annual cash incentive payments) of our named executive officers other than our Chief Executive Officer.

Elements of Compensation

        We generally deliver executive compensation through a combination of annual base salary, annual cash incentive payments, long-term equity incentives and other benefits and perquisites. We believe that this mix of elements is useful in achieving our primary compensation objectives.

        Base Salary.    Base salaries are intended to provide a fixed level of compensation sufficient to attract and retain an effective management team when considered in combination with other performance-based components of our executive compensation program. We believe that the base salary element is required to provide our named executive officers with a stable income stream that is commensurate with their responsibilities and competitive market conditions. Annual base salaries are established on the basis of market conditions at the time we hire an executive. Any subsequent modifications to annual base salaries are influenced by the performance of the executive and by significant changes in market conditions.

        During fiscal year 2010, in connection with the negotiation of amendments to the employment agreements of Mr. Donnelly and Ms. Heying, Mr. Donnelly's annual base salary was increased from $400,000 to $500,000, and Ms. Heying's annual base salary was increased from $275,000 to $350,000. Our Compensation Committee determined that these base salary increases were appropriate for Mr. Donnelly and Ms. Heying in light of their contributions to the success of our new management team in accelerating the growth of our revenue and earnings and in recognition of their increased responsibilities as executive officers of a public company. Mr. Misch, Mr. Cunningham and Ms. Smorey-Giger received an annual base salary of $225,000, $235,000 and $225,000, respectively, for the portions of fiscal year 2010 during which they were employed by us.

        Annual Cash Incentive Payments.    In addition to annual base salaries, our Compensation Committee generally awards annual cash incentive payments to our named executive officers. The annual cash incentive payments are intended to compensate our named executive officers for achieving operating performance objectives in the current year that are important to our success.

        Cash incentive payments are awarded pursuant to our Management Incentive Bonus Plan for each fiscal year. This bonus plan is designed to motivate, reward and acknowledge achievement by our employees by explicitly tying annual cash bonus payments to the achievement of annual performance targets based upon our consolidated financial results, as adjusted based upon individual performance objectives. Our bonus plan is administered jointly by our Chief Financial Officer, who is responsible for monitoring the financial performance measurements, and, in respect of our executive officers, our Chief Executive Officer, who is responsible for monitoring individual performance measurements for such individuals. Our Compensation Committee approves all targets and payouts under our bonus plan. Executives are generally eligible for payments under our bonus plan only if they are employed by us both on the last day of the applicable fiscal year and on the actual payment date of the bonus amount.

        Target bonus award levels under our bonus plan are expressed as a percentage of annual base salary. Pursuant to the terms of his or her employment agreement, certain named executive officers were eligible to earn a target annual cash incentive payment for fiscal year 2010 equal to a percentage of that named executive officer's annual base salary, as described below.

  •
  For fiscal year 2010, Mr. Donnelly was eligible to earn an annual cash bonus award of up to 50% of his annual base salary, based upon the achievement of our annual operating plan as established by the Compensation Committee in consultation with Mr. Donnelly. Mr. Donnelly also had the opportunity to earn an annual cash bonus award greater than this amount for superior performance.

  •
  With respect to fiscal year 2010 and fiscal year 2011, Mr. Misch is not eligible to earn an annual cash bonus award unless otherwise determined by the Board in its sole and absolute discretion. With respect to fiscal year 2012 and future fiscal years, Mr. Misch will be eligible to earn an annual cash bonus award of up to 40% of his base salary, based upon the achievement of performance targets to be established by our Board within the first 90 days of the applicable fiscal year. For fiscal year 2012 and future fiscal years, Mr. Misch will also have the opportunity to earn an annual cash bonus award greater than this amount for superior performance.

  •
  For fiscal year 2010, Ms. Heying was eligible to earn an annual cash bonus award of up to 50% of her annual base salary, based upon the achievement of performance targets established by the Compensation Committee. Ms. Heying also had the opportunity to earn an annual cash bonus award greater than this amount for superior performance.

  •
  For fiscal year 2010, Mr. Cunningham was eligible to earn an annual cash bonus award of up to 40% of his annual base salary, based upon the achievement of performance targets established by the Compensation Committee. Mr. Cunningham also had the opportunity to earn an annual cash bonus award greater than this amount for superior performance.

  •
  For fiscal year 2010, Ms. Smorey-Giger was eligible to earn an annual cash bonus award of up to 40% of her annual base salary, pro-rated for her April 2010 start date, based upon the achievement of performance targets established by the Compensation Committee. Ms. Smorey-Giger also had the opportunity to earn an annual cash bonus award greater than this amount for superior performance.

        After target bonus award amounts are established as a percentage of each named executive officer's base salary, the Compensation Committee establishes overall Company performance targets as the next step in determining annual cash bonus payments. For fiscal year 2010, the Company financial performance targets were net sales growth and Adjusted EBITDA growth, with net sales growth carrying more weight than Adjusted EBITDA growth. Adjusted EBITDA represents net income before income taxes, depreciation, amortization of certain intangibles, interest income, interest expense, change in fair value and net loss on interest rate swap agreements, loss on extinguishment of debt, other net (income) expense, equity-based compensation, employee severance and other costs, acquisition costs, management fee, and other adjustments (including certain amounts related to professional fees on debt financing, non-recurring equity valuation cash compensation expense, recoveries from property insurance claims and other taxes). The Compensation Committee selected net sales growth and Adjusted EBITDA growth as the financial performance metrics for our bonus plan for fiscal year 2010 because it considered them to be the performance areas with the greatest potential to impact equityholder value. The Compensation Committee assigned a 70% weighting to net sales growth and a 30% weighting to Adjusted EBITDA growth to encourage management to focus more on making long-term investments to grow our business than on reducing investments to deliver short-term results.

        At the on-target level of achievement for each specified Company financial performance metric, a named executive officer's bonus payment is equal to 100% of his or her target bonus amount. At the maximum target level of achievement, a named executive officer's bonus payment is equal to 200% of his or her target bonus amount. Bonus payments for actual results that fall between the on-target and maximum target performance levels are adjusted on a linear basis.

        The following table illustrates our overall performance in relation to our targets for net sales and Adjusted EBITDA for fiscal year 2010:

Type of Financial Performance Metric	On-Target Level of Achievement	Maximum Target Level of Achievement (in millions)	Actual Level of Achievement
Total Net Sales	$109.0	$117.0	$114.3
Total Adjusted EBITDA	$31.0	$34.0	$32.9

        Based upon the foregoing weightings and performance levels in relation to our targets, our bonus model yielded a Company performance adjustment factor of 160% that was applied to the target bonus amount for each named executive officer for fiscal year 2010.

        After each named executive officer has been allocated a bonus amount following the application of the Company performance adjustment factor, this amount may be further modified from 80% to 110% based upon individual performance. The specific individual performance objectives that form the basis for this evaluation vary from year to year and from one named executive officer to another, but they generally relate to our strategic goals and to operational improvements that are within the individual named executive officer's area of responsibility. These objectives are typically qualitative objectives, and the Compensation Committee applies its business judgment in assessing the extent to which each named executive officer met his or her objectives. The following table sets forth some of the detailed individual objectives for our named executive officers in fiscal year 2010:

Name and Principal Position	Individual Performance Objectives for Fiscal 2010	Individual Performance Adjustment Factor for Fiscal 2010 (%)
Edward L. Donnelly, Jr., Chief Executive Officer	Develop appropriate strategies for long-term sustainable superior growth in net sales and earnings and provide leadership to management team to achieve the Company's strategic objectives.	100%
Michelle L. Heying, President and Chief Operating Officer	Execute business tactics to support the Company's strategic objectives and to achieve net sales and Adjusted EBITDA targets.	100%
Kenneth D. Misch, Chief Financial Officer	n/a	n/a
Robert E. Cunningham, Chief Technology Officer	Drive the Company's research and development and product development initiatives identified in the Company's strategic objectives.	90%
Marcy Smorey-Giger, Chief Legal Officer and Corporate Secretary	Manage the Company's legal affairs to assure compliance with SEC and other public company regulatory obligations and to minimize organizational risks.	100%

        In making the determinations with respect to individual performance reflected above, the Compensation Committee considered yearly growth rates for key metrics of our business and the actions taken by each named executive officer in each of his or her areas of functional responsibility to position our business for future growth opportunities.

        The following table illustrates the operation of our bonus plan for fiscal year 2010:

Name and Principal Position	Target Bonus ($)	Company Performance Adjustment Factor (%)	Available Bonus Reflecting Company Performance ($)	Individual Performance Adjustment Factor (%)	Total Amount Awarded Under 2010 Bonus Plan ($)
Edward L. Donnelly, Jr., Chief Executive Officer	250,000	160%	400,000	100%	399,960
Michelle L. Heying, President and Chief Operating Officer	175,000	160%	280,000	100%	279,972
Kenneth D. Misch, Chief Financial Officer(1)	n/a	n/a	n/a	n/a	n/a
Robert E. Cunningham, Chief Technology Officer	94,000	160%	150,400	90%	135,346
Marcy Smorey-Giger, Chief Legal Officer and Corporate Secretary(2)	21,512	160%	34,419	100%	34,416

(1)
Mr. Misch was not eligible to earn an annual cash bonus award for fiscal year 2010.

(2)
Ms. Smorey-Giger joined the Company in April 2010 and received a prorated bonus for fiscal year 2010.

        Payments under the bonus plan for fiscal year 2010 were calculated and paid following the completion of a significant portion of our year-end audit and upon the approval of our Compensation Committee. Our bonus plan for fiscal year 2011 is structured in the same manner as it was for fiscal year 2010, with financial performance being evaluated against net sales growth and Adjusted EBITDA growth targets with weightings similar to those for fiscal year 2010. The timing of payments under the bonus plan for fiscal year 2011 is expected to be consistent with that for fiscal year 2010.

        Prior to the completion of our initial public offering, we adopted the DynaVox Inc. Annual Incentive Plan, pursuant to which we are able to provide certain of our employees with cash incentive compensation based upon the achievement of pre-established performance goals. The Annual Incentive Plan is designed to comply with the performance-based compensation exemption under Section 162(m) of the Internal Revenue Code of 1986, as amended, during any period during which that exemption is applicable to compensation paid under the Annual Incentive Plan.

        Discretionary Cash Bonuses.    In addition to the amounts described above that were awarded under our Management Incentive Bonus Plan for fiscal year 2010, the Compensation Committee awarded a discretionary cash bonus for fiscal year 2010 to Mr. Misch in recognition of his work related to the successful completion of our initial public offering. Although the Compensation Committee does not anticipate that discretionary cash bonuses will be routinely awarded, it reserves the right to make such awards in the future as circumstances warrant.

        Long-Term Equity Incentives.    We believe that our long-term financial success is achieved in part through an ownership culture that encourages our named executive officers to focus on our long-term performance through the use of equity-based compensation tools.

        Prior to the completion of our initial public offering, we allowed our management to acquire equity interests in DynaVox Systems Holdings LLC at the fair market value of the interests determined based on the most recently performed valuation. The number of units made available for acquisition by each named executive officer was determined as part of the terms of the named executive officer's respective employment at the time of his or her initial hire, subject to adjustment thereafter from time to time, and reflected Vestar's practices with respect to similarly situated executive officers at other companies in its investment portfolio.

        Prior to the completion of our initial public offering, the capital structure of DynaVox Systems Holdings LLC consisted of nine different classes of limited liability company units: Class A units, Class B units, Class C units, Class D units, Class E units, Class W units, Class X units, Class Y units and Class Z units. Members of our management had the opportunity to acquire units (management units), which consisted of Class B units, Class C units, Class D units, Class W units, Class X units, Class Y units and Class Z units. In addition, members of the Management Committee of DynaVox Systems Holdings LLC had the opportunity to acquire Class A units and Class E units.

        Although these units did not technically "vest," the effect of time and performance conditions applicable to them was functionally similar to vesting and will hereinafter be described as vesting. Class A units were considered to be fully vested when acquired. Class B units acquired prior to January 22, 2008 vested in equal annual installments over six years. Class B units acquired on or after January 22, 2008 and Class E units and Class W units vested in equal annual installments over five years. All unvested Class B units, Class E units and Class W units automatically vested upon a sale of DynaVox Systems Holdings LLC (as defined in the DynaVox Systems Holdings LLC Limited Liability Company Agreement). Class C units and Class D units acquired on or prior to June 29, 2007 vested in equal annual installments upon the achievement of certain annual operating targets applicable until the end of fiscal year 2009, subject to the ability to catch up in a subsequent fiscal year. Class X units, Class Y units and Class Z units and any unvested Class C units and Class D units (regardless of when acquired) vested upon a sale of DynaVox Systems Holdings LLC if certain specified levels of returns as a percentage of aggregate capital contributions were achieved for Class A unit holders (250% for Class C units, 300% for Class D units, 250% for Class X units, 300% for Class Y units and 350% for Class Z units).

        The vesting schedule for the units described above was designed to motivate our executives and other members of management to enhance our financial and operational performance and equity value over the long-term as well as to promote executive retention. In connection with our initial public offering, all units of DynaVox Systems Holdings LLC were converted into a single new class of holdings units, which we refer to as Holdings Units, in a recapitalization of DynaVox Systems Holdings LLC. To the extent that the units of DynaVox Systems Holdings LLC from which any Holdings Units were converted were subject to time vesting, such Holdings Units were similarly subjected to such vesting. In light of their contributions to the success of our new management team in accelerating the growth of our revenue and earnings and in recognition of their increased responsibilities as executive officers of a public company, our Compensation Committee determined that the Holdings Units that Mr. Donnelly and Ms. Heying received upon conversion of their then-existing units in connection with the recapitalization would be immediately vested regardless of whether the existing units being converted were subject to additional service-based vesting at the time of the recapitalization. Each holder of Holdings Units also holds a share of Class B common stock of DynaVox Inc. that has no economic rights but entitles the holder, without regard to the number of shares of Class B common stock held, to a number of votes on matters presented to shareholders of DynaVox Inc. that is equal to the aggregate number of units of Holdings Units held by such holder.

        Prior to the completion of our initial public offering, we adopted the DynaVox Inc. 2010 Long-Term Incentive Plan. This Long-Term Incentive Plan will be the source of new equity-based and long-term cash awards and permits us to grant to our key employees, including our named executive officers, incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock, other awards valued in whole or in part by reference to shares of our Class A common stock and performance-based awards denominated in cash or shares. To reward substantial efforts in furtherance of our initial public offering, our Compensation Committee granted certain of our named executive officers stock options to purchase our Class A common stock pursuant to the Long-Term Incentive Plan. Specifically, Mr. Donnelly received stock options to purchase 568,000 shares, Mr. Misch received stock options to purchase 25,000 shares, Ms. Heying received stock options to purchase 426,000 shares, Mr. Cunningham received stock options to purchase 142,000 shares, and Ms. Smorey-Giger received stock options to purchase 25,000 shares. Mr. Donnelly and Ms. Heying received larger grants due to their significant leadership roles with our Company.

        We have not adopted stock ownership guidelines for our named executive officers and other key employees.

        Deferred Compensation Plans.    We offer our named executive officers the opportunity to participate in our 401(k) Profit Sharing Plan, which is a tax-qualified plan, and our Supplemental Executive Retirement Plan, which is a non-qualified plan. Our discretionary contributions to the 401(k) Profit Sharing Plan are based upon our actual Adjusted EBITDA and net sales performance in relation to the Adjusted EBITDA and net sales targets in our business plan.

        If Adjusted EBITDA and net sales performance meet the minimum targets, the applicable percentage for purposes of determining our discretionary profit-sharing contributions to the 401(k) Profit Sharing Plan is 4%, and the applicable percentage for purposes of determining our discretionary Social Security integration contributions to the 401(k) Profit Sharing Plan is 8%. The discretionary profit-sharing contribution to the 401(k) Profit Sharing Plan is determined by applying the applicable percentage to all eligible earnings up to the Social Security maximum taxable earnings. The discretionary Social Security integration contribution to the 401(k) Profit Sharing Plan is determined by applying the applicable percentage to all eligible earnings paid over the Social Security maximum taxable earnings up to $245,000. Eligible earnings include base salary (including any pre-tax deferrals to the employer-sponsored qualified and non-qualified plans) and bonuses paid within the plan year. The plan year coincides with the fiscal year, and participants are eligible to participate the first day of the month following one year of service. Participants vest in the Company discretionary contributions as follows: 25% after two years of service, 50% after three years of service, 75% after four years of service and 100% after five years of service. For on-target Adjusted EBITDA and net sales performance, the applicable performance percentages are 5% for the discretionary profit-sharing contributions and 10% for the Social Security integration contributions, and for maximum Adjusted EBITDA and net sales performance, the applicable performance percentages are 6% for the discretionary profit-sharing contributions and 12% for the Social Security integration contributions. The performance percentages are pro-rated for results that fall between Adjusted EBITDA and net sales performance thresholds.

        Other Benefits.    We also provide various other benefits to certain of our named executive officers that are intended to be part of a competitive compensation program. These benefits include:

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  medical and life insurance;

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  flexible spending accounts;

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  vacation time;

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  reimbursement for tax preparation and legal services;

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  relocation benefits.

        We believe that these benefits are comparable to those offered by other companies.

Severance and Change in Control Benefits

        Our named executive officers are entitled to certain severance and change in control benefits, the terms of which are described under "Potential Payments Upon Termination or Change in Control." We believe these benefits are an essential element of our compensation program for our named executive officers and assist us in recruiting and retaining talented individuals. Our Compensation Committee believes that these benefits are valuable as they address the valid concern that it may be difficult for our named executive officers to find comparable employment in a short period of time in the event of termination. These arrangements are incorporated into the employment agreements of our named executive officers. Severance and change in control benefits may differ for named executive officers depending on the positions they hold and how difficult it might be or how long it might take for them to find comparable employment.

Policy on Insider Trading

        The Company's policy permits Directors, Executive Officers and other key employees to trade Company securities only during limited window periods following earnings releases and only after they have pre-cleared transactions with the legal department, but, in no event, while in possession of material, non-public information. The Company's policy also prohibits Directors, Executive Officers and other key employees to buy or sell puts, calls, options or similar Company-based derivative securities, including for hedging purposes.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company's Annual Report on Form 10-K.

        Submitted by the Compensation Committee of the Company's Board of Directors:

James W. Liken (Chair) Roger C. Holstein William E. Mayer Augustine L. Nieto II October 8, 2010

Compensation Committee Interlocks and Insider Participation

        The members of the Compensation Committee of the Board of Directors are Messrs. Holstein, Liken, Mayer, and Nieto. None of these individuals is a current or former officer or employee of our company.

        None of our executive officers serves as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Summary Compensation Table

        The following table provides summary information concerning compensation paid or accrued by us to or on behalf of our named executive officers for services rendered to us during fiscal year 2010 and fiscal year 2009.

	Year(1)	Salary ($)	Bonus ($)		Stock Awards(2) ($)	Option Awards(3) ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Edward L. Donnelly, Jr.,	2010	433,231	—		—	3,975,262	399,960	213,734	(5)	5,022,187
Chief Executive Officer	2009	407,692	112,000		—	—	88,000	81,446		689,138
Michelle L. Heying,	2010	332,981	—		248,888	2,981,446	279,972	233,412	(6)	4,076,699
President and	2009	280,288	71,760		—	—	53,240	68,082		473,370
Chief Operating Officer
Kenneth D. Misch,	2010	220,673	366,574	(4)	421,451	174,968	—	282,107	(7)	1,465,773
Chief Financial Officer
Robert E. Cunningham,	2010	235,000	—		—	993,815	135,346	29,187	(8)	1,393,348
Chief Technology Officer	2009	235,673	54,504		101,111	—	45,496	30,167		466,951
Marcy Smorey-Giger,	2010	54,419	—		—	174,968	34,416	45	(9)	263,848
Chief Legal Officer and
Corporate Secretary

(1)
Fiscal year 2009 included 53 weeks compared to 52 weeks in fiscal year 2010.

(2)
The amounts set forth in this column represent the aggregate grant date fair value of units of DynaVox Systems Holdings LLC granted in fiscal year 2010 and fiscal year 2009 prior to the initial public offering and as calculated pursuant to ASC Topic 718. These amounts have been determined based on the assumptions set forth in Note 17 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended July 2, 2010.

(3)
The amounts set forth in this column represent the aggregate grant date fair value of option awards granted in fiscal year 2010 as calculated pursuant to ASC Topic 718. These amounts have been determined based on the assumptions set forth in Note 17 to the consolidated financial statements included in our annual report on Form 10-K for the fiscal year ended July 2, 2010.

(4)
Includes a sign-on bonus of $316,574 and a discretionary cash bonus of $50,000.

(5)
This amount consists of $12,250 in discretionary Company profit-sharing contributions to our 401(k) Profit Sharing Plan, $400 in Company matching contributions to our 401(k) Profit Sharing Plan, $6,910 in discretionary Company Social Security integration contributions to our 401(k) Profit Sharing Plan, $40,038 in discretionary Company Supplemental Executive Retirement Plan contributions, $600 in life insurance premiums, $2,000 in tax preparation reimbursement, $124,166 in legal fee reimbursements, $25,000 in automobile allowance and an aggregate of $2,370 (including tax gross-up) with respect to the President's Club trip (offered as an incentive for our employees who generate substantial sales) for Mr. Donnelly's spouse.

(6)
This amount consists of $12,250 in discretionary Company profit-sharing contributions to our 401(k) Profit Sharing Plan, $400 in Company matching contributions to our 401(k) Profit Sharing Plan, $6,910 in discretionary Company Social Security integration contributions to our 401(k) Profit Sharing Plan, $21,010 in discretionary Company Supplemental Executive Retirement Plan contributions, $420 in life insurance premiums, $1,000 in tax preparation reimbursement, $14,870 in legal fee reimbursements, an aggregate of $1,034 (including tax gross-up) with respect to the President's Club trip (offered as an incentive for our employees who generate substantial sales) for Ms. Heying's guest and $175,518 related to non-recurring equity value cash compensation.

(7)
This amount consists of $400 in Company matching contributions to our 401(k) Profit Sharing Plan, $270 in life insurance premiums, $10,814 in legal fee reimbursements and $270,623 related to non-recurring equity value cash compensation.

(8)
This amount consists of $12,250 in discretionary Company profit-sharing contributions to our 401(k) Profit Sharing Plan, $400 in Company matching contributions to our 401(k) Profit Sharing Plan, $6,910 in discretionary Company Social Security integration contributions to our 401(k) Profit Sharing Plan, $9,000 in discretionary Company Supplemental Executive Retirement Plan contributions, $282 in life insurance premiums and $345 in tax preparation reimbursement.

(9)
This amount consists of $45 in life insurance premiums.

Grants of Plan-Based Awards in Fiscal 2010

        The following table provides supplemental information relating to grants of plan-based awards to our named executive officers in fiscal year 2010.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)
								Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum(1) ($)
Edward L. Donnelly, Jr.,	n/a	14,000	250,000	550,000	—	—	—	—
Chief Executive Officer	4/21/2010	—	—	—	—	568,000	$15.00	3,975,262
Michelle L. Heying,	n/a	9,800	175,000	385,000	—	—	—	—
President and	4/21/2010	—	—	—	—	426,000	$15.00	2,981,446
Chief Operating Officer	12/17/2009	—	—	—	10,226	—	—	248,888
Kenneth D. Misch,	n/a	—	—	—	—	—	—	—
Chief Financial Officer	4/21/2010	—	—	—	—	25,000	$15.00	174,968
	12/17/2009	—	—	—	15,656	—	—	421,451
Robert E. Cunningham,	n/a	5,264	94,000	206,800	—	—	—	—
Chief Technology Officer	4/21/2010	—	—	—	—	142,000	$15.00	993,815
Marcy Smorey-Giger,	n/a	1,205	21,512	47,326	—	—	—	—
Chief Legal Officer and	4/21/2010	—	—	—	—	25,000	$15.00	174,968
Corporate Secretary

(1)
This column assumes an individual performance factor of 110%.

(2)
Reflects the number of units awarded in DynaVox Systems Holdings LLC prior to our initial public offering and before conversion into Holdings Units as part of the recapitalization of DynaVox Systems Holdings LLC.

Employment Agreements

Amended and Restated Employment Agreement with Mr. Donnelly

        See the "Potential Payments upon Termination or Change in Control" section below for discussion on employment agreements with our named executive officers.

Amended and Restated Employment Agreement with Ms. Heying

        See the "Potential Payments upon Termination or Change in Control" section below for discussion on employment agreements with our named executive officers.

Amended and Restated Employment Agreement with Mr. Misch

        See the "Potential Payments upon Termination or Change in Control" section below for discussion on employment agreements with our named executive officers.

Employment Agreement with Mr. Cunningham

        See the "Potential Payments upon Termination or Change in Control" section below for discussion on employment agreements with our named executive officers.

Employment Agreement with Ms. Smorey-Giger

        See the "Potential Payments upon Termination or Change in Control" section below for discussion on employment agreements with our named executive officers.

Outstanding Equity Awards at 2010 Fiscal-Year End

        The following table provides information regarding outstanding equity awards held by our named executive officers as of the end of fiscal year 2010.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($/Share)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Edward L. Donnelly, Jr., Chief Executive Officer	—	568,000	(3)	—	$15.00	4/21/2020	—	—	—	—
Michelle L. Heying, President and Chief Operating Officer	—	426,000	(3)	—	$15.00	4/21/2020	—	—	—	—
Kenneth D. Misch, Chief Financial Officer	—	25,000	(4)	—	$15.00	4/21/2020	23,771	362,983	—	—
Robert E. Cunningham, Chief Technology Officer	—	142,000	(3)	—	$15.00	4/21/2020	2,499	38,160	—	—
Marcy Smorey-Giger, Chief Legal Officer and Corporate Secretary	—	25,000	(4)	—	$15.00	4/21/2020	—	—	—	—

(1)
This column reflects the number of Holdings Units subsequent to the recapitalization of DynaVox Systems Holdings LLC as part of our initial public offering.

(2)
Based on a closing price of $15.27 per share of Class A common stock on July 2, 2010, as reported on the NASDAQ Global Market.

(3)
These options vest in equal annual installments over a five-year period beginning on April 21, 2010.

(4)
These options vest in equal annual installments over a four-year period beginning on April 21, 2010.

 Option Exercises and Stock Vested in Fiscal 2010

        The following table provides information regarding the value realized by our named executive officers upon the vesting of stock awards or similar instruments during fiscal year 2010.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized on Vesting(2) ($)
Edward L. Donnelly, Jr., Chief Executive Officer	1,466,652	21,999,780
Michelle L. Heying, President and Chief Operating Officer	420,551	6,308,265
Kenneth D. Misch, Chief Financial Officer	84,431	1,266,465
Robert E. Cunningham, Chief Technology Officer	169,123	2,536,845
Marcy Smorey-Giger, Chief Legal Officer and Corporate Secretary	—	—

(1)
This column reflects the number of Holdings Units subsequent to the recapitalization of DynaVox Systems Holdings LLC as part of our initial public offering.

(2)
Based on the initial public offering price of $15.00 per share of Class A common stock.

Pension Benefits for Fiscal 2010

        We do not offer pension benefits to our named executive officers.

Nonqualified Deferred Compensation for Fiscal 2010

        The following table provides information regarding contributions, earnings and balances for our named executive officers for fiscal year 2010 under our nonqualified deferred compensation plan.

Name	Executive Contributions in Fiscal 2010 ($)	Registrant Contributions in Fiscal 2010(1) ($)	Aggregate Earnings/(Loss) in Fiscal 2010 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at July 2, 2010 ($)
Edward L. Donnelly, Jr., Chief Executive Officer	—	40,038	(276)	—	48,881
Michelle L. Heying, President and Chief Operating Officer	—	21,010	—	—	21,010
Kenneth D. Misch, Chief Financial Officer	—	—	—	—	—
Robert E. Cunningham, Chief Technology Officer	—	9,000	(34)	—	16,800
Marcy Smorey-Giger, Chief Legal Officer and Corporate Secretary	—	—	—	—	—

(1)
These amounts are reported in the "All Other Compensation" column of the Summary Compensation Table as compensation for fiscal year 2010.

        We generally offer employees at the Vice President level and more senior levels who earn an annual base salary of at least $225,000 the opportunity to participate in our Supplemental Executive Retirement Plan. For fiscal year 2010, discretionary contributions to our Supplemental Executive Retirement Plan were made at the same rate applicable to discretionary profit-sharing contributions to our 401(k) Profit Sharing Plan as described in "Compensation Discussion and Analysis—Elements of Compensation—Deferred Compensation Plans," applied to the excess of eligible earnings above $245,000 in the plan year, which coincides with the calendar year. Eligible earnings include earned income, base salary, bonuses paid within the plan year, performance-based compensation, and other remuneration that may be included by the administrator of the plan. An eligible employee becomes a participant in the plan at the earlier of the date on which his or her deferral election first becomes effective or the date on which a discretionary contribution by us is first credited to the participant's account.

        In general, participants vest in the discretionary employer contributions starting after two years of service at 25% per year, such that after five years of service, participants are fully vested in their discretionary employer contributions. However, accelerated vesting occurs upon retirement, death, separation from service due to disability and upon a change in control. If a participant's employment is terminated by us for cause (or if cause otherwise exists due to theft relating to the business, dishonesty with respect to a material aspect of the business, or a violation of any nonsolicitation, noncompetition, or nondisclosure restrictive covenants), no benefits will be payable under the plan and the participant must repay to us all distributions made within the six-month period prior to such termination or breach. Any amounts not vested at the time of a separation from service are forfeited. Participants may direct that their accounts established under the plan be valued as if they were invested in one or more investment funds, which the administrator of the plan may select and may change from time to time in its discretion. We may, at any time, in our sole discretion, amend or modify this plan but any amendments or modifications will not retroactively affect or reduce amounts allocated to a participant's account under the plan.

Potential Payments upon Termination or Change in Control

        The following disclosure indicates the potential payments and benefits to which our named executive officers would be entitled upon termination of employment or a change in control of our Company. All calculations are based on an assumed termination or change in control date of July 2, 2010. The disclosure below assumes the Company would not have requested any of the named executive officers to extend their employment beyond the change in control date. The disclosure below does not include payments and benefits to the extent they are provided generally to all salaried employees upon termination of employment and do not discriminate in scope, terms or operation in favor of the named executive officers.

Potential Payments to Each Named Executive Officer

Edward L. Donnelly, Jr., Chief Executive Officer

Event	Cash Severance Payment Over One Year ($)	Cash Severance Payment Over Two Years ($)	Non-Equity Incentive Plan Compensation ($)		Medical & Dental Healthcare Benefits ($)	Accelerated Vesting of Stock Options ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—		—	—	—
Termination without cause or resignation for good reason	—	1,000,000	399,960	(1)	21,534	—	1,421,494
Termination after a change in control	—	1,000,000	399,960	(1)	21,534	153,360	1,574,854
Disability	500,000	—	399,960	(1)	—	—	899,960
Death	—	1,000,000	399,960	(1)	—	—	1,399,960

(1)
This amount reflects the actual bonus paid for fiscal year 2010 at a 160% Company performance factor and a 100% individual performance factor.

        We have entered into an amended and restated employment agreement with Edward L. Donnelly, Jr. pursuant to which Mr. Donnelly serves as our Chief Executive Officer. The employment term is a three-year term with automatic one-year extensions thereafter unless either party provides the other 90 days' prior written notice of an election not to renew the employment agreement.

        Mr. Donnelly is currently entitled to receive an annual base salary of $500,000 and entitled to such increases in his annual base salary as may be determined by our Board from time to time. With respect to the 2010 fiscal year and each full fiscal year during the employment term, Mr. Donnelly is also eligible to earn an annual bonus award under the applicable bonus plan of up to 50% of his annual base salary, based upon the achievement of performance targets established by our Board within the first 90 days of each applicable fiscal year, based on our annual operating plan as established by our Board in consultation with Mr. Donnelly. Mr. Donnelly also has the opportunity to earn an annual bonus award in excess of this amount as outlined in the bonus plan for that fiscal year if goals, which are mutually agreed upon by Mr. Donnelly and our Board within the first 90 days of each applicable fiscal year, are achieved. Mr. Donnelly is also entitled to participate in our employee benefit plans, on the same basis as those benefits are generally made available to our other executives. We have also agreed to indemnify Mr. Donnelly in connection with his capacity as our trustee, Director or officer.

        If Mr. Donnelly's employment is terminated by us without "cause" (as defined in his employment agreement) or by Mr. Donnelly for "good reason" (as defined in his employment agreement), subject to Mr. Donnelly's execution of a release of claims against us and his continued compliance with the restrictive covenants described below, Mr. Donnelly will be entitled to receive (1) continued payment of his annual base salary until 24 months after his termination date, (2) continued medical and dental coverage for a period of 18 months following his termination date, provided that payments for such coverage by Mr. Donnelly will be consistent with the payments required by other senior executives for such coverage at that time and (3) an amount equal to the annual cash bonus award, if any, that Mr. Donnelly would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, prorated for the number of days Mr. Donnelly was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        Mr. Donnelly has also agreed, if we so request, to remain employed by us for a period of up to one year following a "change of control" (as defined in his employment agreement). If Mr. Donnelly resigns without "good reason" within 90 days following such period, subject to Mr. Donnelly's execution of a release of claims against us and his continued compliance with the restrictive covenants described below, Mr. Donnelly will be entitled to receive (1) continued payment of his annual base salary until 24 months after the termination date, (2) continued medical and dental coverage for a period of 18 months following his termination date, provided that payments for such coverage by Mr. Donnelly will be consistent with the payments required by other senior executives for such coverage at that time and (3) an amount equal to the annual cash bonus award, if any, that Mr. Donnelly would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, prorated for the number of days Mr. Donnelly was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        If Mr. Donnelly's employment terminates due to his death or "disability" (as defined in his employment agreement), Mr. Donnelly, or his estate (as the case may be), will be entitled to receive (1) continued payment of his annual base salary until 12 months after his termination date if the termination is due to disability, or 24 months after his termination if the termination is due to death and (2) an amount equal to the annual cash bonus award, if any, that Mr. Donnelly would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, pro-rated for the number of days Mr. Donnelly was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        Mr. Donnelly is also subject to a covenant not to disclose our confidential information and not disparage us, in each case, during his employment term and at all times thereafter and covenants not to compete with us and not to solicit our employees or customers during his employment term and for two years following termination of his employment for any reason. If Mr. Donnelly breaches these covenants, in addition to the remedies at law, we are entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available and, in the event of such a breach, cease making any payments or providing any benefit otherwise required pursuant to Mr. Donnelly's employment agreement.

Michelle L. Heying, President and Chief Operating Officer

Event	Cash Severance Payment Over One Year ($)	Cash Severance Payment Over Two Years ($)	Non-Equity Incentive Plan Compensation ($)		Medical & Dental Healthcare Benefits ($)	Accelerated Vesting of Stock Options ($)	Total ($)
Termination for cause or resignation without good reason	—	—	—		—	—	—
Termination without cause or resignation for good reason	—	700,000	279,972	(1)	7,097	—	987,069
Termination after a change in control	—	700,000	279,972	(1)	7,097	115,020	1,102,089
Disability or death	350,000	—	279,972	(1)	—	—	629,972

(1)
This amount reflects the actual bonus paid for fiscal year 2010 at a 160% Company performance factor and a 100% individual performance factor.

        We have entered into an amended and restated employment agreement with Michelle L. Heying pursuant to which Ms. Heying serves as our President and Chief Operating Officer. The employment term is a three-year term with automatic one-year extensions thereafter unless either party provides the other 90 days' prior written notice of an election not to renew the employment agreement.

        Ms. Heying is currently entitled to receive an annual base salary of $350,000 and entitled to such increases in her annual base salary as may be determined by our Board from time to time. With respect to the 2010 fiscal year and each full fiscal year during the employment term, Ms. Heying is also eligible to earn an annual bonus award under the applicable bonus plan of up to 50% of her annual base salary, based upon the achievement of performance targets established by our Board within the first 90 days of each applicable fiscal year. Ms. Heying also has the opportunity to earn an annual bonus award in excess of this amount if goals established by our Board within the first 90 days of each applicable fiscal year are achieved. Ms. Heying is also entitled to participate in our employee benefit plans, on the same basis as those benefits are generally made available to our other executives. We have also agreed to indemnify Ms. Heying in connection with her capacity as our trustee, Director or officer.

        If Ms. Heying's employment is terminated by us without "cause" (as defined in her employment agreement) or by Ms. Heying for "good reason" (as defined in her employment agreement), subject to her execution of a release of claims against us and her continued compliance with the restrictive covenants described below, she will be entitled to receive (1) continued payment of her annual base salary until 24 months after her termination date, (2) continued medical and dental coverage for a period of 18 months following her termination date, provided that payments for such coverage by Ms. Heying will be consistent with the payments required by other senior executives for such coverage at that time and (3) an amount equal to the annual cash bonus award, if any, that she would have been entitled to receive pursuant to the terms of her employment agreement in respect of such fiscal year had her employment not terminated, prorated for the number of days she was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had her employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        Ms. Heying has also agreed, if we so request, to remain employed by us for a period of up to one year following a "change of control" (as defined in her employment agreement). If Ms. Heying resigns without "good reason" within 90 days following such period, subject to her execution of a release of claims against us and her continued compliance with the restrictive covenants described below, she will be entitled to receive (1) continued payment of her annual base salary until 24 months after the termination date, (2) continued medical and dental coverage for a period of 18 months following her termination date, provided that payments for such coverage by her will be consistent with the payments required by other senior executives for such coverage at that time and (3) an amount equal to the annual cash bonus award, if any, that she would have been entitled to receive pursuant to the terms of her employment agreement in respect of such fiscal year had her employment not terminated, prorated for the number of days she was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had her employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        If Ms. Heying's employment terminates due to her death or "disability" (as defined in her employment agreement), Ms. Heying, or her estate (as the case may be), will be entitled to receive (1) continued payment of her annual base salary until 12 months after her termination date and (2) an amount equal to the annual cash bonus award, if any, that she would have been entitled to receive pursuant to the terms of her employment agreement in respect of such fiscal year had her employment not terminated, pro-rated for the number of days she was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had her employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        Ms. Heying is also subject to a covenant not to disclose our confidential information and not disparage us, in each case, during her employment term and at all times thereafter and covenants not to compete with us and not to solicit our employees or customers during the employment term and for two years following termination of her employment for any reason. If Ms. Heying breaches these covenants, in addition to the remedies at law, we are entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available and, in the event of such a breach, cease making any payments or providing any benefit otherwise required pursuant to Ms. Heying's employment agreement.

Kenneth D. Misch, Chief Financial Officer

Event	Cash Severance Payment Over One Year ($)	Non-Equity Incentive Plan Compensation ($)		Medical & Dental Healthcare Benefits ($)	Accelerated Vesting of Stock Options ($)	Total ($)
Termination for cause or resignation without good reason	—	—		—	—	—
Termination without cause or resignation for good reason	225,000	n/a	(1)	14,472	—	239,472
Termination after a change in control	225,000	n/a	(1)	14,472	6,750	246,222
Disability or death	225,000	n/a	(1)	—	—	225,000

(1)
Pursuant to the terms of his employment agreement, Mr. Misch is not entitled to receive an annual cash bonus award for fiscal years 2010 and 2011.

        We have entered into an amended and restated employment agreement with Kenneth D. Misch, dated December 30, 2009, pursuant to which Mr. Misch serves as our Chief Financial Officer. The employment term is a five-year term with automatic one-year extensions thereafter unless either party provides the other 90 days' prior written notice of an election not to renew the employment agreement.

        Mr. Misch is currently entitled to receive an annual base salary of $225,000 and is entitled to such increases, but not reductions, in his annual base salary as may be determined by our Board from time to time. With respect to each of fiscal year 2010 and fiscal year 2011, Mr. Misch will only be eligible to earn a discretionary bonus as may be determined by our Board. During each full fiscal year during the employment term commencing with fiscal 2012, Mr. Misch is eligible to earn an annual bonus award of up to 40% of his annual base salary, based upon the achievement of performance targets established by our Board. Mr. Misch also has the opportunity to earn an annual bonus award greater than this amount as outlined in the bonus plan for that fiscal year as approved by our Board. In connection with entering into his amended and restated employment agreement, Mr. Misch received a sign-on bonus equal to $316,574. Mr. Misch is also generally entitled to participate in our employee benefit plans, on the same basis as those benefits are generally made available to our other executives.

        If Mr. Misch's employment terminates due to his death or "disability" (as defined in his employment agreement), subject to Mr. Misch's execution of a release of claims against us, Mr. Misch, or his estate (as the case may be), will be entitled to receive (1) continued payment of his annual base salary until 12 months after his termination date and (2) an amount equal to the annual cash bonus award, if any, that Mr. Misch would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, pro-rated for the number of days Mr. Misch was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated.

        If Mr. Misch's employment is terminated by us without "cause" or by Mr. Misch for "good reason," subject to Mr. Misch's execution of a release of claims against us, Mr. Misch will be entitled to receive (1) subject to Mr. Misch's continued compliance with the restrictive covenants described below, continued payment of his annual base salary until 12 months after his termination date, which amount will be reduced by the present value of any other cash severance or termination benefits payable to Mr. Misch under any of our other plans, programs or arrangements, (2) continued medical and dental coverage for a period of 12 months following his termination date, provided that payments for such coverage by Mr. Misch shall be consistent with the payments required by other senior executives for such coverage and (3) an amount equal to the annual cash bonus award, if any, that Mr. Misch would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, prorated for the number of days Mr. Misch was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated.

        Mr. Misch has also agreed, if we so request, to remain employed by us for up to 180 days following a "change of control" (as defined in his employment agreement).

        If Mr. Misch resigns without "good reason" within 180 to 270 days after a change of control, Mr. Misch will be entitled to receive (1) subject to Mr. Misch's continued compliance with the restrictive covenants described below, continued payment of his annual base salary until 12 months after the termination date, which amount will be reduced by the present value of any other cash severance or termination benefits payable to Mr. Misch under any of our other plans, programs or arrangements, (2) continued medical and dental coverage for a period of 12 months following his termination date, provided that payments for such coverage by Mr. Misch shall be consistent with the payments required by other senior executives for such coverage and (3) an amount equal to the annual cash bonus award, if any, that Mr. Misch would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, prorated for the number of days Mr. Misch was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated.

        Mr. Misch is also subject to a covenant not to disclose our confidential information and not to disparage us, in each case, during his employment term and at all times thereafter and covenants not to compete with us and not to solicit our employees or customers during the employment term and for two years following termination of his employment for any reason. If Mr. Misch breaches these covenants, in addition to the remedies at law, we are entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available and in the event of such a breach or threatened breach, cease making any payments or providing any benefit otherwise required pursuant to Mr. Misch's employment agreement.

 Robert E. Cunningham, Chief Technology Officer

Event	Cash Severance Payment Over One Year ($)	Non-Equity Incentive Plan Compensation ($)		Medical & Dental Healthcare Benefits ($)	Accelerated Vesting of Stock Options ($)	Total ($)
Termination for cause or resignation without good reason	—	—		—	—	—
Termination without cause or resignation for good reason	235,000	135,346	(1)	13,879	—	384,225
Termination after a change in control	235,000	135,346	(1)	13,879	38,340	422,565
Disability or death	235,000	135,346	(1)	—	—	370,346

(1)
This amount reflects the actual bonus paid for fiscal year 2010 at a 160% Company performance factor and a 90% individual performance factor.

        We have entered into an employment agreement with Robert E. Cunningham pursuant to which Mr. Cunningham serves as our Chief Technology Officer. The employment term is a three-year term with automatic one-year extensions thereafter unless either party provides the other 90 days' prior written notice of an election not to renew the employment agreement.

        Mr. Cunningham is currently entitled to receive an annual base salary of $235,000 and entitled to such increases in his annual base salary as may be determined by our Board from time to time. With respect to the 2010 fiscal year and each full fiscal year during the employment term, Mr. Cunningham is also eligible to earn an annual bonus award under the applicable bonus plan of up to 40% of his annual base salary, based upon the achievement of performance targets established by our Board within the first 90 days of each applicable fiscal year. Mr. Cunningham also has the opportunity to earn an annual bonus award in excess of this amount if goals established by our Board within the first 90 days of each applicable fiscal year are achieved. Mr. Cunningham is also entitled to participate in our employee benefit plans, on the same basis as those benefits are generally made available to our other executives.

        If Mr. Cunningham's employment is terminated by us without "cause" (as defined in his employment agreement) or by Mr. Cunningham for "good reason" (as defined in his employment agreement), subject to his execution of a release of claims against us and his continued compliance with the restrictive covenants described below, he will be entitled to receive (1) continued payment of his annual base salary until 12 months after his termination date, (2) continued medical and dental coverage for a period of 12 months following his termination date, provided that payments for such coverage by Mr. Cunningham will be consistent with the payments required by other senior executives for such coverage at that time and (3) an amount equal to the annual cash bonus award, if any, that he would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, prorated for the number of days he was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        Mr. Cunningham has also agreed, if we so request, to remain employed by us for a period of up to one year following a "change of control" (as defined in his employment agreement). If Mr. Cunningham resigns without "good reason" within 90 days following such period, subject to his execution of a release of claims against us and his continued compliance with the restrictive covenants described below, he will be entitled to receive (1) continued payment of his annual base salary until 12 months after the termination date, (2) continued medical and dental coverage for a period of 12 months following his termination date, provided that payments for such coverage by him will be consistent with the payments required by other senior executives for such coverage at that time and

(3) an amount equal to the annual cash bonus award, if any, that he would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, prorated for the number of days he was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        If Mr. Cunningham's employment terminates due to his death or "disability" (as defined in his employment agreement), he will be entitled to receive (1) continued payment of his annual base salary until 12 months after his termination date and (2) an amount equal to the annual cash bonus award, if any, that he would have been entitled to receive pursuant to the terms of his employment agreement in respect of such fiscal year had his employment not terminated, pro-rated for the number of days he was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had his employment not terminated, but in no event later than March 15th of the year following the year in which the termination occurs.

        Mr. Cunningham is also subject to a covenant not to disclose our confidential information and not disparage us, in each case, during his employment term and at all times thereafter and covenants not to compete with us and not to solicit our employees or customers during the employment term and for two years following termination of his employment for any reason. If Mr. Cunningham breaches these covenants, in addition to the remedies at law, we are entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available and, in the event of such a breach, cease making any payments or providing any benefit otherwise required pursuant to Mr. Cunningham's employment agreement.

Marcy Smorey-Giger, Chief Legal Officer and Corporate Secretary

Event	Cash Severance Payment Over One Year ($)	Non-Equity Incentive Plan Compensation ($)		Medical & Dental Healthcare Benefits ($)	Accelerated Vesting of Stock Options ($)	Total ($)
Termination for cause or resignation without good reason	—	—		—	—	—
Termination without cause or resignation for good reason	225,000	34,416	(1)	350	—	259,766
Termination after a change in control	225,000	34,416	(1)	350	6,750	266,516
Disability or death	225,000	34,416	(1)	—	—	259,416

(1)
This amount reflects the actual bonus paid for fiscal year 2010 at a 160% Company performance factor and a 100% individual performance factor.

        We have entered into an employment agreement with Marcy Smorey-Giger, dated March 26, 2010, pursuant to which Ms. Smorey-Giger serves as our Chief Legal Officer and Corporate Secretary. The employment term is a five-year term with automatic one-year extensions thereafter unless either party provides the other 90 days' prior written notice of an election not to renew the employment agreement.

        Ms. Smorey-Giger is currently entitled to receive an annual base salary of $225,000 and is entitled to such increases, but not reductions, in her annual base salary as may be determined by our Board from time to time. With respect to the 2010 fiscal year and each full fiscal year during the employment term, Ms. Smorey-Giger is also eligible to earn an annual bonus award under the applicable bonus plan of up to 40% of her annual base salary, based upon the achievement of performance targets established by our Board within the first 90 days of each applicable fiscal year. Ms. Smorey-Giger also has the opportunity to earn an annual bonus award in excess of this amount if goals established by our Board within the first 90 days of each applicable fiscal year are achieved. Ms. Smorey-Giger is also entitled to participate in our employee benefit plans, on the same basis as those benefits are generally made available to our other executives.

        If Ms. Smorey-Giger's employment terminates due to her death or "disability" (as defined in her employment agreement), subject to Ms. Smorey-Giger's execution of a release of claims against us, Ms. Smorey-Giger, or her estate (as the case may be), will be entitled to receive (1) continued payment of her annual base salary until 12 months after her termination date and (2) an amount equal to the annual cash bonus award, if any, that Ms. Smorey-Giger would have been entitled to receive pursuant to the terms of her employment agreement in respect of such fiscal year had her employment not terminated, pro-rated for the number of days Ms. Smorey-Giger was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had her employment not terminated.

        If Ms. Smorey-Giger's employment is terminated by us without "cause" or by Ms. Smorey-Giger for "good reason," subject to Ms. Smorey-Giger's execution of a release of claims against us, Ms. Smorey-Giger will be entitled to receive (1) subject to Ms. Smorey-Giger's continued compliance with the restrictive covenants described below, continued payment of her annual base salary until 12 months after her termination date, which amount will be reduced by the present value of any other cash severance or termination benefits payable to Ms. Smorey-Giger under any of our other plans, programs or arrangements, (2) continued medical and dental coverage for a period of 12 months following her termination date, provided that payments for such coverage by Ms. Smorey-Giger shall be consistent with the payments required by other senior executives for such coverage and (3) an amount equal to the annual cash bonus award, if any, that Ms. Smorey-Giger would have been entitled to receive pursuant to the terms of her employment agreement in respect of such fiscal year had her employment not terminated, prorated for the number of days Ms. Smorey-Giger was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had her employment not terminated.

        Ms. Smorey-Giger has also agreed, if we so request, to remain employed by us for up to 180 days following a "change of control" (as defined in her employment agreement).

        If Ms. Smorey-Giger resigns without "good reason" within 180 to 270 days after a change of control, Ms. Smorey-Giger will be entitled to receive (1) subject to Ms. Smorey-Giger's continued compliance with the restrictive covenants described below, continued payment of her annual base salary until 12 months after the termination date, which amount will be reduced by the present value of any other cash severance or termination benefits payable to Ms. Smorey-Giger under any of our other plans, programs or arrangements, (2) continued medical and dental coverage for a period of 12 months following her termination date, provided that payments for such coverage by Ms. Smorey-Giger shall be consistent with the payments required by other senior executives for such coverage and (3) an amount equal to the annual cash bonus award, if any, that Ms. Smorey-Giger would have been entitled to receive pursuant to the terms of her employment agreement in respect of such fiscal year had her employment not terminated, prorated for the number of days Ms. Smorey-Giger was employed during such fiscal year, payable when such annual bonus award would have otherwise been payable had her employment not terminated.

        Ms. Smorey-Giger is also subject to a covenant not to disclose our confidential information and not to disparage us, in each case, during her employment term and at all times thereafter and covenants not to compete with us and not to solicit our employees or customers during the employment term and for two years following termination of her employment for any reason. If Ms. Smorey-Giger breaches these covenants, in addition to the remedies at law, we are entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available and in the event of such a breach or threatened breach, cease making any payments or providing any benefit otherwise required pursuant to Ms. Smorey-Giger's employment agreement.

OWNERSHIP OF SECURITIES

        The following table sets forth information regarding the beneficial ownership of shares of our Class A common stock and Class B common stock and of Holdings Units as of October 8, 2010 by (1) each person known to us to beneficially own more than 5% of any class of the outstanding voting securities of DynaVox Inc., (2) each of our Directors and named executive officers and (3) all of our Directors and executive officers as a group. Beneficial ownership reflected in the table below includes the total shares or units held by the individual and his or her personal planning vehicles. Beneficial ownership is determined in accordance with the rules of the SEC.

	Class A Common Stock Beneficially Owned(1)		Holdings Units Beneficially Owned(1)		Class B Common Stock Beneficially Owned(2)	Combined Voting Power(3)
Name of Beneficial Owner	Number	%	Number	%	Number	%
Entities affiliated with Vestar(4)	—	—	11,539,968	38.7%	2	38.7%
T. Rowe Price Associates, Inc.(5)	2,598,874	27.7%	—	—	—	8.7%
Park Avenue Capital Partners, L.P(6)	—	—	1,898,019	6.4%	1	6.4%
Edward L. Donnelly, Jr.(7)	—	—	1,719,028	5.8%	1	5.8%
MFS Investment Management(8)	1,032,260	11.0%	—	—	—	3.5%
Michelle L. Heying	—	—	415,385	1.4%	1	1.4%
Robert E. Cunningham	—	—	413,803	1.4%	1	1.4%
Kenneth D. Misch	—	—	103,983	*	1	*
James W. Liken(9)	1,667	*	92,293	*	1	*
Augustine L. Nieto II(9)(10)	1,667	*	14,051	*	1	*
Roger C. Holstein(11)	—	—	13,544	*	1	*
Michael J. Herling(9)	1,667	*	13,185	*	1	*
Michael N. Hammes(9)	1,667	*	—	—	—	*
William E. Mayer(12)	—	—	—	—	—	—
JoAnn A. Reed(9)	1,667	*	—	—	—	*
Erin L. Russell(13)	—	—	—	—	—	—
Marcy Smorey-Giger	—	—	—	—	—	—
Directors and executive officers as a group (13 persons)	8,335	*	2,785,272	9.4%	8	9.4%

*
Represents less than 1%.

(1)
Subject to the terms of the Exchange Agreement, the Holdings Units are exchangeable for shares of our Class A common stock on a one-for-one basis from and after the first anniversary of the date of the closing of our initial public offering. See "Certain Relationships and Related Person Transactions—Exchange Agreement." Beneficial ownership of Holdings Units reflected in this table has not been also reflected as beneficial ownership of shares of our Class A common stock for which such Holdings Units may be exchanged. Percentage of Holdings Units beneficially owned treats Holdings Units held by DynaVox Inc. as outstanding.

(2)
Each holder of Class B common stock is entitled, without regard to the number of shares of Class B common stock held by such holder, to one vote for each Holdings Unit held by such holder.

(3)
Represents percentage of voting power of the Class A common stock and Class B common stock of DynaVox, Inc. voting together as a single class.

(4)
Vestar Capital Partners IV, L.P. and VCD Investors LLC. The address of these entities is 245 Park Avenue, 41st Floor, New York, NY 10167. Vestar Associates IV, L.P. is the sole general partner of

  Vestar Capital Partners IV, L.P. and is also the sole general partner of Vestar Executives I.V. L.P., which in turn is the controlling member of VCD Investors LLC. The general partner of Vestar Associates IV, L.P. is Vestar Associates Corporation IV, which we refer to as VAC-IV. As such, VAC-IV has sole voting and dispositive power over the shares owned by Vestar. Daniel S. O'Connell is the sole Director of VAC-IV and as a result he may be deemed to have beneficial ownership of the securities owned by Vestar Associates IV, L.P. Mr. O'Connell disclaims beneficial ownership of the securities beneficially owned by Vestar Associates IV, L.P. and VCD Investors LLC, except to the extent of his pecuniary interest therein. Each of Roger C. Holstein and Erin L. Russell disclaim beneficial ownership of such shares and any other shares held by affiliates of Vestar.

(5)
This information is based solely upon a Schedule 13G/A dated August 31, 2010 and filed with the Securities and Exchange Commission on September 10, 2010 jointly by T. Rowe Price Associates, Inc. ("Price Associates"); T. Rowe Price New Horizons Fund, Inc. ("Price New Horizons Fund"); and T. Rowe Price Small-Cap Stock Fund, Inc. ("Price Small-Cap Fund"). These securities are owned by various individual and institutional investors, including Price Associates (which was the beneficial owner with sole dispositive power as to an aggregate of 2,598,874 Class A common shares, representing 27.7% of the Class A common shares outstanding and sole voting power as to an aggregate of 326,000 Class A common shares), Price New Horizons Fund (which was the beneficial owner with sole voting power as to an aggregate of 950,000 Class A common shares, representing 10.1% of the Class A common shares outstanding), Price Small-Cap Fund (which was the beneficial owner with sole voting power as to an aggregate of 950,000 Class A common shares, representing 10.1% of the Class A common shares outstanding, for which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The address for Price Associates' principal business office is: 100 E. Pratt Street, Baltimore, MD 21202.

(6)
Park Avenue Capital Partners, L.P. The address of Park Avenue is 12 East 49th Street, 40th Floor, New York, NY 10017. Park Avenue Equity GP, LLC is the sole general partner of Park Avenue. PAE GP, LLC is the sole managing member of Park Avenue Equity GP, LLC. William E. Mayer is the sole managing member of PAE GP, LLC and as a result may be deemed to have beneficial ownership of the securities owned by Park Avenue. Mr. Mayer disclaims beneficial ownership of the securities held by Park Avenue, except to the extent of his pecuniary interest therein.

(7)
The shares of Class B common stock and the Holdings Units presented in the foregoing table as beneficially owned by Mr. Donnelly are held by a trust for the benefit of Mr. Donnelly and his family members as to which Mr. Donnelly is the trustee.

(8)
This information is based solely upon a Schedule 13G dated August 31, 2010 filed with the Securities and Exchange Commission on September 8, 2010 by Massachusetts Financial Services Company ("MFS"). MFS and/or certain other non-reporting entities were the beneficial owner with sole dispositive power and voting power as to an aggregate of 1,032,260 shares of Class A common stock. Accordingly, various persons have the right to receive or direct receipt of dividends from, or the proceed from the sale of, such securities. The interest of one entity, MFS New Discovery Fund, a series of MFS Series Trust I (which is an investment company registered under the Investment Act of 1940), amounted to 484,200 shares of Class A common stock. The address of MFS's principal office is: 500 Boylston Street, Boston MA 02116.

(9)
On April 21, 2010, Mr. Hammes, Mr. Herling, Mr. Liken, Mr. Nieto and Ms. Reed each received a one-time award of 1,667 shares of restricted stock. See "Director Compensation."

(10)
The restricted shares of Class A common stock, the shares of Class B common stock and the Holdings Units presented in the foregoing table as beneficially owned by Mr. Nieto are held by a trust for the benefit of his family members for which Mr. Nieto and his wife are trustees. Mr. Nieto disclaims beneficial ownership of the securities held by the trust other than to the extent of his interest therein.

(11)
As an officer of Vestar, Mr. Holstein may be deemed to share beneficial ownership of the shares held by Vestar Capital Partners IV, L.P. Mr. Holstein disclaims beneficial ownership of such shares and any other shares held by affiliates of Vestar.

(12)
As a partner of Park Avenue, Mr. Mayer may be deemed to share beneficial ownership of the shares held by Park Avenue. Mr. Mayer disclaims beneficial ownership of such shares and any other shares held by affiliates of Park Avenue.

(13)
As an officer of Vestar, Ms. Russell may be deemed to share beneficial ownership of the shares held by Vestar Capital Partners IV, L.P. Ms. Russell disclaims beneficial ownership of such shares and any other shares held by affiliates of Vestar.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Exchange Act requires executive officers and Directors, a company's chief accounting officer and persons who beneficially own more than 10% of a registered class of a company's equity securities, to file initial reports of ownership and reports of changes in ownership with the SEC. Executive officers, Directors, the chief accounting officer and beneficial owners of more than 10% of a registered class of our equity securities are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

        Based solely on our review of copies of such reports and written representations from our executive officers, Directors and chief accounting officer, we believe that our executive officers, Directors and chief accounting officer complied with all Section 16(a) filing requirements during fiscal year 2010.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

        The agreements described in this section have been filed with the SEC, and the following descriptions are qualified by reference thereto.

IPO Transactions

        We used approximately $77.4 million of the proceeds from the initial public offering to purchase 5,158,646 Holdings Units from the existing owners of DynaVox Systems Holdings LLC, including members of our senior management, and all of the remaining proceeds to make a contribution to DynaVox Systems Holdings LLC in exchange for 4,216,354 newly-issued Holdings Units. More specifically, approximately $1,357,125 was paid to Mr. Donnelly for 90,475 Holdings Units, approximately $327,930 was paid to Ms. Heying for 21,862 Holdings Units, approximately $324,345 was paid to Mr. Cunningham for 21,623 Holdings Units, approximately $63,330 was paid to Mr. Misch for 4,222 Holdings Units, approximately $441,825 was paid to Mr. Liken for 29,455 Holdings Units, approximately $63,120 was paid to Mr. Herling for 4,208 Holdings Units, approximately $57,735 was paid to Mr. Holstein for 3,849 Holdings Units and approximately $24,630 was paid to Mr. Nieto for 1,642 Holdings Units.

Securityholders Agreement

        In April 2010, in connection with the initial public offering, DynaVox Inc. and DynaVox Systems Holdings LLC entered into an Amended and Restated Securityholders Agreement with funds affiliated with Vestar, Park Avenue and certain specified other holders of Holdings Units from time to time, including our executive officers.

        The Amended and Restated Securityholders Agreement include, until such time as the securityholders cease to own at least 25% of the total voting power of DynaVox Inc., a voting agreement pursuant to which the securityholders have agreed to vote their shares to elect the Chief Executive Officer as Director and, for so long as Vestar holds at least 10% of our total voting power, all of the remaining Directors as designated by Vestar. As of October 8, 2010, Vestar held 38.7% and the securityholders (including Vestar) held 59.0% of the total voting power of DynaVox Inc. The Amended and Restated Securityholders Agreement further prescribes a minimum number of five Directors of DynaVox Inc. The Amended and Restated Securityholders Agreement further provides that the securityholders shall vote their shares as directed by Vestar with respect to the approval of any amendment(s) to the organizational documents of DynaVox Inc. or DynaVox Systems Holdings LLC or a change in control transaction of DynaVox Inc. or DynaVox Systems Holdings LLC.

        Under the Amended and Restated Securityholders Agreement, DynaVox Inc. and DynaVox Systems Holdings LLC provide to each securityholder intending to qualify as a "venture capital operating company" within the meaning of 29 C.F.R. §2510.3-101(d) and holding 5% of the total voting power of DynaVox Inc., certain inspection, information and consultation rights, subject to certain limitations.

        The Amended and Restated Securityholders Agreement also provides the other investors party to the agreement with "tag-along" rights in connection with certain transfers of stock of DynaVox Inc. or Holdings Units by Vestar and provides Vestar with "take-along" rights, to require such other investors to consent to a proposed sale of DynaVox Systems Holdings LLC initiated by Vestar.

Exchange Agreement

        In April 2010, we entered into an Exchange Agreement with the then existing owners of DynaVox Systems Holdings LLC. Under the Exchange Agreement, each existing owner (and certain permitted transferees thereof) may, from and after the first anniversary of the date of the closing of our initial public offering (subject to the terms of the Exchange Agreement), exchange their Holdings Units for shares of Class A common stock of DynaVox Inc. on a one-for-one basis, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications. As a holder exchanges its Holdings Units, DynaVox Inc.'s interest in DynaVox Systems Holdings LLC will be correspondingly increased.

Registration Rights Agreement

        In April 2010, we entered into a registration rights agreement with our then existing owners pursuant to which we have granted them, their affiliates and certain of their transferees the right, under certain circumstances and subject to certain restrictions, to require us to register under the Securities Act shares of Class A common stock delivered in exchange for Holdings Units (and other securities convertible into or exchangeable or exercisable for shares of our Class A common stock) otherwise held by them. Under the registration rights agreement, we have agreed to register the exchange of Holdings Units for shares of Class A common stock by our existing owners. In addition, Vestar has the right to request that we register the sale of shares of Class A common stock held six times and may require us to make available shelf registration statements permitting sales of shares of Class A common stock into the market from time to time over an extended period. In addition, our existing owners have the ability to exercise certain piggyback registration rights in respect of shares of Class A common stock held by them in connection with registered offerings requested by other registration rights holders or initiated by us.

Tax Receivable Agreement

        In connection with the initial public offering, we purchased Holdings Units from unitholders of DynaVox Systems Holdings LLC, including members of our senior management. In addition, the remaining unitholders of DynaVox Systems Holdings LLC (other than DynaVox Inc.) may (subject to the terms of the Exchange Agreement) exchange their Holdings Units for shares of Class A common stock of DynaVox Inc. on a one-for-one basis. DynaVox Systems Holdings LLC intends to have in effect an election under Section 754 of the Code effective for each taxable year in which an exchange of Holdings Units for shares of Class A common stock occurs, which may result in an adjustment to the tax basis of the assets of DynaVox Systems Holdings LLC at the time of an exchange of Holdings Units. As a result of both this initial purchase and these subsequent exchanges, DynaVox Inc., which we refer to as the "corporate taxpayer", will become entitled to a proportionate share of the existing tax basis of the assets of DynaVox Systems Holdings LLC. In addition, the purchase of Holdings Units and subsequent exchanges are expected to result in increases in the tax basis of the assets of DynaVox Systems Holdings LLC that otherwise would not have been available. Both this proportionate share and these increases in tax basis may reduce the amount of tax that the corporate taxpayer would otherwise be required to pay in the future. These increases in tax basis may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets. The IRS may challenge all or part of the existing tax basis, tax basis increase and increased deductions, and a court could sustain such a challenge.

        We have entered into a Tax Receivable Agreement with the unitholders of DynaVox Systems Holdings LLC at the time of the initial public offering that provides for the payment from time to time by the corporate taxpayer to such unitholders of 85% of the amount of the benefits, if any, that the corporate taxpayer is deemed to realize as a result of (i) the existing tax basis in the intangible assets of DynaVox Systems Holdings LLC on the date of the initial public offering, (ii) these increases in tax basis and (iii) certain other tax benefits related to our entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement. These payment obligations are obligations of the corporate taxpayer and not of DynaVox Systems Holdings LLC. For purposes of the Tax Receivable Agreement, the benefit deemed realized by the corporate taxpayer will be computed by comparing the actual income tax liability of the corporate taxpayer (calculated with certain assumptions) to the amount of such taxes that the corporate taxpayer would have been required to pay had there been no increase to the tax basis of the assets of DynaVox Systems Holdings LLC as a result of the purchase or exchanges, had there been no tax benefit from the tax basis in the intangible assets of DynaVox Systems Holdings LLC on the date of the initial public offering and had the corporate taxpayer not entered into the Tax Receivable Agreement. The term of the Tax Receivable Agreement will continue until all such tax benefits have been utilized or expired, unless the corporate taxpayer exercises its right to terminate the Tax Receivable Agreement for an amount based on the agreed payments remaining to be made under the agreement or the corporate taxpayer breaches any of its material obligations under the Tax Receivable Agreement in which case all obligations will generally be accelerated and due as if the corporate taxpayer had exercised its right to terminate the agreement. Estimating the amount of payments that may be made under the Tax Receivable Agreement is by its nature imprecise, insofar as the calculation of amounts payable depends on a variety of factors. The actual increase in tax basis, as well as the amount and timing of any payments under the Tax Receivable Agreement, will vary depending upon a number of factors, including:

  •
  the timing of exchanges—for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of DynaVox Systems Holdings LLC at the time of each exchange;

  •
  the price of shares of our Class A common stock at the time of the exchange—the increase in any tax deductions, as well as the tax basis increase in other assets, of DynaVox Systems Holdings LLC is directly proportional to the price of shares of our Class A common stock at the time of the exchange;

  •
  the extent to which such exchanges are taxable—if an exchange is not taxable for any reason, increased deductions will not be available; and

  •
  the amount and timing of our income—the corporate taxpayer will be required to pay 85% of the deemed benefits as and when deemed realized. If the corporate taxpayer does not have taxable income, the corporate taxpayer generally is not required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no benefit will have been actually realized. However, any tax benefits that do not result in realized benefits in a given tax year will likely generate tax attributes that may be utilized to generate benefits in previous or future tax years. The utilization of such tax attributes will result in payments under the Tax Receivable Agreement.

        We expect that the payments that we may make under the Tax Receivable Agreement will be substantial. Assuming no material changes in the relevant tax law, and that we earn sufficient taxable income to realize all tax benefits that are subject to the Tax Receivable Agreement, we expect that future payments under the Tax Receivable Agreement relating to the purchase by DynaVox Inc. of Holdings as part of the initial public offering transactions to aggregate $40.9 million and to range over the next 15 years from approximately $0.6 million to $4.1 million per year and decline thereafter. Future payments in respect of subsequent exchanges would be in addition to these amounts and are expected to be substantial. The foregoing numbers are merely estimates—the actual payments could differ materially. It is possible that future transactions or events could increase or decrease the actual tax benefits realized and the corresponding Tax Receivable Agreement payments. There may be a material negative effect on our liquidity if, as a result of timing discrepancies or otherwise, the payments under the Tax Receivable Agreement exceed the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and/or distributions to DynaVox Inc. by DynaVox Systems Holdings LLC are not sufficient to permit DynaVox Inc. to make payments under the Tax Receivable Agreement after it has paid taxes. The payments under the Tax Receivable Agreement are not conditioned upon any person maintaining ownership in DynaVox Inc.

        The effects of the Tax Receivable Agreement on our consolidated balance sheet as a result of our purchase of Holdings Units with our proceeds from the initial public offering were as follows:

  •
  we recorded an increase of $42.6 million in deferred tax assets for the estimated income tax effects of the increase in the tax basis of the assets owned by DynaVox Inc. based on enacted federal and state tax rates at the date of the transaction. To the extent we estimate that we will not realize the full benefit represented by the deferred tax asset, based on an analysis of expected future earnings, we will reduce the deferred tax asset with a valuation allowance;

  •
  we recorded 85% of the estimated realizable tax benefit resulting from (i) the tax basis in the intangible assets of DynaVox Systems Holdings LLC on the date of the initial public offering, (ii) the increase in the tax basis of the purchased interests as noted above and (iii) certain other tax benefits related to entering into the Tax Receivable Agreement, including tax benefits attributable to payments under the Tax Receivable Agreement as an increase of $40.9 million payable to related parties pursuant to the Tax Receivable Agreement; and

  •
  we recorded an increase to additional paid-in capital in an amount equal to the difference between the increase in deferred tax assets and the increase in liability under the Tax Receivable Agreement.

        The amounts recorded for both the deferred tax assets and the liability for our obligations under the Tax Receivable Agreement have been estimated. All of the effects of changes in any of our estimates after the date of the purchase will be included in net income. Similarly, the effect of subsequent changes in the enacted tax rates will be included in net income.

        In addition, the Tax Receivable Agreement provides that, upon certain mergers, asset sales, other forms of business combinations or other changes of control, the corporate taxpayer's (or its successor's) obligations with respect to exchanged or acquired Holdings Units (whether exchanged or acquired before or after such transaction) would be based on certain assumptions, including that the corporate taxpayer would have sufficient taxable income to fully utilize the deductions arising from the increased tax deductions and tax basis and other benefits related to entering into the Tax Receivable Agreement. As a result, (i) we could be required to make payments under the Tax Receivable Agreement that are greater than or less than the specified percentage of the actual benefits we realize in respect of the tax attributes subject to the Tax Receivable Agreement and (ii) if we elect to terminate the Tax Receivable Agreement early, we would be required to make an immediate payment equal to the present value of the anticipated future tax benefits, which upfront payment may be made years in advance of the actual realization of such future benefits. Upon a subsequent actual exchange, any additional increase in tax deductions, tax basis and other benefits in excess of the amounts assumed at the change in control will also result in payments under the Tax Receivable Agreement. In these situations, our obligations under the Tax Receivable Agreement could have a substantial negative impact on our liquidity.

        Decisions made by our existing owners or management who entered into the Tax Receivable Agreement in the course of running our business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by an existing owner or member of management under the Tax Receivable Agreement. For example, the earlier disposition of assets following an exchange or acquisition transaction will generally accelerate payments under the Tax Receivable Agreement and increase the present value of such payments, and the disposition of assets before an exchange or acquisition transaction will increase the tax liability of a unitholder of DynaVox Systems Holdings LLC without giving rise to any rights of such unitholder to receive payments under the Tax Receivable Agreement.

        Payments are generally due under the Tax Receivable Agreement within a specified period of time following the filing of our tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. In certain circumstances, we may defer that portion of our payments under the Tax Receivable Agreement that is attributable to the tax basis in the assets of DynaVox Systems Holdings LLC on the date of the initial public offering or to increases in tax basis arising from such payments, but only to the extent DynaVox Inc. does not have available cash to satisfy its payment obligations under the Tax Receivable Agreement. Such deferred payments would accrue interest at a rate of LIBOR plus 500 basis points.

        Payments under the Tax Receivable Agreement will be based on the tax reporting positions that we will determine. Although we are not aware of any issue that would cause the IRS to challenge a tax basis increase, the corporate taxpayer will not be reimbursed for any payments previously made under the Tax Receivable Agreement. As a result, in certain circumstances, payments could be made under the Tax Receivable Agreement in excess of the benefits that the corporate taxpayer actually realizes in respect of the tax attributes subject to the Tax Receivable Agreement.

Management Agreement

        We entered into a management agreement with Vestar and an affiliate of Park Avenue, pursuant to which they agreed to provide us with certain advisory and consulting services. In consideration for such services, we agreed to pay them an annual fee equal to the greater of $300,000 and an amount equal to 1.5% of Adjusted EBITDA, payable semi-annually in advance. In fiscal year 2010, the fee payable by us under the management agreement prior to its termination was $300,000. This management agreement was terminated effective upon the completion of our initial public offering.

IPO Advisory Services

        We agreed to pay a fee of $3.1 million to Vestar and Park Avenue at the closing of our initial public offering as compensation for transaction advisory services that they have provided and are providing to us in connection with our initial public offering. The advisory fee includes a payment of $2.8 million to Vestar and a payment of $0.3 million to Park Avenue.

DynaVox Systems Holdings LLC Limited Liability Company Agreement

        DynaVox Inc. holds Holdings Units and is the sole managing member of DynaVox Systems Holdings LLC. Accordingly, DynaVox Inc. operates and controls all of the business and affairs of

DynaVox Systems Holdings LLC and, through DynaVox Systems Holdings LLC and its operating entity subsidiaries, conducts our business.

        Pursuant to the Limited Liability Company Agreement of DynaVox Systems Holdings LLC, DynaVox Inc. has the right to determine when distributions will be made to unitholders of DynaVox Systems Holdings LLC and the amount of any such distributions. If a distribution is authorized, such distribution will be made to the unitholders of DynaVox Systems Holdings LLC pro rata in accordance with the percentages of their respective limited liability company interests.

        The unitholders of DynaVox Systems Holdings LLC, including DynaVox Inc., will incur U.S. federal, state and local income taxes on their proportionate share of any taxable income of DynaVox Systems Holdings LLC. Net profits and net losses of DynaVox Systems Holdings LLC will generally be allocated to its unitholders (including DynaVox Inc.) pro rata in accordance with the percentages of their respective limited liability company interests. The Limited Liability Company Agreement of DynaVox Systems Holdings LLC provides for cash distributions, which we refer to as "tax distributions," to the holders of the Holdings Units. Generally, these tax distributions will be computed based on our estimate of the taxable income of DynaVox Systems Holdings LLC allocable to holders of Holdings Units multiplied by an assumed tax rate equal to the highest effective marginal combined U.S. federal, state and local income tax rate prescribed for an individual or corporate resident in New York, New York (taking into account the character of our income). Tax distributions will be made only to the extent all distributions from DynaVox Systems Holdings LLC for the relevant year were insufficient to cover such estimated tax liabilities.

        The Limited Liability Company Agreement of DynaVox Systems Holdings LLC also provides that substantially all expenses incurred by or attributable to DynaVox Inc. (such as expenses incurred in connection with our initial public offering), but not including obligations incurred under the Tax Receivable Agreement by DynaVox Inc., income tax expenses of DynaVox Inc. and payments on indebtedness incurred by DynaVox Inc., are to be borne by DynaVox Systems Holdings LLC.

Statement of Policy Regarding Transactions with Related Persons

        Our Board has adopted a written statement of policy regarding transactions with related persons, which we refer to as our "related person policy." Our related person policy requires that a "related person" (as defined in paragraph (a) of Item 404 of Regulation S-K) must promptly disclose to our Chief Legal Officer any "related person transaction" (defined as any transaction that is anticipated would be reportable by us under Item 404(a) of Regulation S-K in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest) and all material facts with respect thereto. The Chief Legal Officer will then promptly communicate that information to our Audit Committee or another independent body of our Board. No related person transaction will be executed without the approval or ratification of our Audit Committee or another independent body of our Board. It is our policy that Directors interested in a related person transaction recuse themselves from any vote of a related person transaction in which they have an interest. Our policy does not specify the standards to be applied by our Audit Committee or another independent body of our Board in determining whether or not to approve or ratify a related person transaction and we accordingly anticipate that these determinations will be made in accordance with principles of Delaware law generally applicable to directors of a Delaware corporation.

Other Transactions

        Brian Donnelly, one of our Regional Managers, is the brother of Edward L. Donnelly, Jr., one of our Directors and our Chief Executive Officer. Brian Donnelly received total compensation of $150,400 for the fiscal year ended July 2, 2010.

Indemnification of Directors and Officers

        Our Restated Certificate of Incorporation and By-Laws provide that we will indemnify our Directors and officers to the fullest extent permitted by the Delaware General Corporation Law, which we refer to as the DGCL. In addition, our Restated Certificate of Incorporation provides that our Directors will not be liable for monetary damages for breach of fiduciary duty.

        In addition, we entered into indemnification agreements with each of our executive officers and Directors. The indemnification agreements provide the executive officers and Directors with contractual rights to indemnification, expense advancement and reimbursement, to the fullest extent permitted under the DGCL.

        There is no pending litigation or proceeding naming any of our Directors or officers to which indemnification is being sought, and we are not aware of any pending or threatened litigation that may result in claims for indemnification by any Director or officer.

SHAREHOLDER PROPOSALS FOR THE 2012 ANNUAL MEETING

        If any shareholder wishes to propose a matter for consideration at our 2012 Annual Meeting of Shareholders, the proposal should be mailed by certified mail return receipt requested, to our Corporate Secretary, DynaVox Inc., 2100 Wharton Street, Suite 400, Pittsburgh, Pennsylvania 15203. To be eligible under the SEC's shareholder proposal rule (Rule 14a-8(e) of the Exchange Act) for inclusion in our 2012 Annual Meeting Proxy Statement and form of proxy to be made available in October 2011, a proposal must be received by our Corporate Secretary on or before June 21, 2011.

        For nominations or other business to be properly brought before an Annual Meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Corporate Secretary, and, in the case of business other than nominations of persons for election to the Board, such other business must constitute a proper matter for shareholder action. To be timely, a shareholder's notice complying with the requirements set forth in our By-Laws must be delivered to the Corporate Secretary at the principal executive offices of our Company not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year's Annual Meeting; provided, however, that in the event that the date of the Annual Meeting is advanced by more than twenty (20) days, or delayed by more than seventy (70) days, from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Public announcement of an adjournment or postponement of an Annual Meeting shall not commence a new time period (or extend any time period) for the giving of a shareholder's notice. Notwithstanding anything in this section to the contrary, if the number of Directors to be elected to the Board is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board at least eighty (80) days prior to the first anniversary of the prior year's Annual Meeting of shareholders, then a shareholder's notice required by this section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Corporate Secretary at the principal executive offices not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company; provided that, if no such announcement is made at least ten (10) days before the meeting, then no such notice shall be required. Any such proposal will be considered timely only if it is otherwise in compliance with the requirements set forth in our By-Laws. The proxy solicited by the Board for the 2012 Annual Meeting of Shareholders will confer discretionary authority to vote as the proxy holders deem advisable on such shareholder proposals which are considered untimely.

HOUSEHOLDING OF PROXY MATERIALS

        SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more shareholders sharing the same address by delivering a single proxy statement or a single notice addressed to those shareholders. This process, which is commonly referred to as "householding", provides cost savings for companies. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of the proxy statement and annual report by contacting the Corporate Secretary, 2100 Wharton Street, Suite 400, Pittsburgh, Pennsylvania 15203, (412) 209-6655.

FORM 10-K

        The Company filed its Annual Report on Form 10-K for the fiscal year ended July 2, 2010 with the SEC on September 30, 2010. Shareholders may obtain a copy of this report, including financial statements and schedules thereto, without charge, on our Internet website at www.dynavoxtech.com, in the "Company—Financial Information—SEC Filings" section or by writing to the Corporate Secretary, at the Company's principal executive offices at 2100 Wharton Street, Suite 400, Pittsburgh, Pennsylvania 15203.

 OTHER BUSINESS

        The Board does not know of any other matters to be brought before the meeting. If other matters are presented, the proxy holders have discretionary authority to vote all proxies in accordance with their best judgment.

By Order of the Board of Directors,
Marcy Smorey-Giger Chief Legal Officer and Corporate Secretary

        We make available, free of charge on our website, all of our filings that are made electronically with the SEC, including Forms 10-K, 10-Q and 8-K. To access these filings, go to our website (www.dynavoxtech.com) and click on "SEC Filings" under the "Company—Financial Information" heading. Copies of our Annual Report on Form 10-K for the fiscal year ended July 2, 2010, including financial statements and schedules thereto, filed with the SEC, are also available without charge to shareholders upon written request addressed to:

    Corporate Secretary
    2100 Wharton Street, Suite 400
    Pittsburgh, Pennsylvania 15203

DynaVox Inc.

2100 Wharton Street
Suite 400
Pittsburgh, PA 15203
Phone: 1-866-DYNAVOX (396-2869)
412-381-4883

www.dynavoxtech.com

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date DYNAVOX INC. M27550-P01999 DYNAVOX INC. 2100 WHARTON STREET SUITE 400 PITTSBURGH, PA 15203 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. For Against Abstain 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2011. For All Withhold All For All Except 0 0 0 0 0 0 Vote on Directors 01) Edward L. Donnelly, Jr. 02) Michael N. Hammes 03) Michael J. Herling 04) Roger C. Holstein 05) James W. Liken 06) William E. Mayer 07) Augustine L. Nieto II 08) JoAnn A. Reed 09) Erin L. Russell 1. Election of Directors Nominees: Vote on Proposal VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on November 30, 2010. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.dynavoxtech.com/annualshareholdersmeeting You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on November 30, 2010. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends that you vote FOR the following proposal: Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

DYNAVOX INC. Annual Meeting of Shareholders December 1, 2010 1:00 PM EST This proxy is solicited by the Board of Directors The shareholder(s) of DYNAVOX INC. hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Annual Meeting of shareholders and any adjournments or postponements thereof, acknowledge(s) receipt of the Notice of Internet Availability of Proxy Materials, and/or the Proxy Statement, dated October 18, 2010, and appoint(s) Kenneth D. Misch, Chief Financial Officer, and Marcy Smorey-Giger, Chief Legal Officer and Corporate Secretary, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side of this ballot, all of the shares of Class A common stock and Class B common stock of DYNAVOX INC. that the undersigned shareholder(s) is/are entitled to vote, either on his or her behalf or on behalf of any entity or entities, at the Annual Meeting of shareholder(s) to be held at 1:00 PM, EST on 12/1/2010, at the Virtual Meeting, and any adjournment or postponement thereof, on all matters properly coming before the Annual Meeting of shareholders, including but not limited to the matters set forth on the reverse side of this proxy, with the same force and effect as the undersigned might or could do if personally present thereat. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Continued and to be signed on reverse side M27551-P01999

M27552-P01999 You are receiving this communication because you hold shares in the above named company. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. DYNAVOX INC. DYNAVOX INC. 2100 WHARTON STREET SUITE 400 PITTSBURGH, PA 15203 See the reverse side of this notice to obtain proxy materials and voting instructions. *** Exercise Your Right to Vote *** Important Notice Regarding the Internet Availability of Proxy Materials for the Shareholder Meeting to Be Held on December 1, 2010. Meeting Information Meeting Type: Annual Meeting For holders as of: October 8, 2010 Date: December 1, 2010 Time: 1:00 p.m., EST Location: The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.dynavoxtech.com/annualshareholdersmeeting and be sure to have the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Meeting live via the Internet-please visit www.dynavoxtech.com/annualshareholdersmeeting XXXX XXXX XXXX

M27553-P01999 How To Vote Please Choose One of the Following Voting Methods Vote By Internet: Before The Meeting: Go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow available and follow the instructions. During The Meeting: Go to www.dynavoxtech.com/annualshareholdersmeeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before November 17, 2010 to facilitate timely delivery. How to View Online: Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET: www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*: sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Before You Vote How to Access the Proxy Materials NOTICE AND PROXY STATEMENT ANNUAL REPORT Proxy Materials Available to VIEW or RECEIVE: XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

Voting Items

DYNAVOX INC.

1. Election of Directors

Nominees:

01)	Edward L. Donnelly, Jr.	06)	William E. Mayer
02)	Michael N. Hammes	07)	Augustine L. Nieto II
03)	Michael J. Herling	08)	JoAnn A. Reed
04)	Roger C. Holstein	09)	Erin L. Russell
05)	James W. Liken		

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Voting Items 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending July 1, 2011. 01) Edward L. Donnelly, Jr. 02) Michael N. Hammes 03) Michael J. Herling 04) Roger C. Holstein 05) James W. Liken 06) William E. Mayer 07) Augustine L. Nieto II 08) JoAnn A. Reed 09) Erin L. Russell Nominees: The Board of Directors recommends that you vote FOR the following: The Board of Directors recommends that you vote FOR the following proposal: NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 1. Election of Directors M27554-P01999 DYNAVOX INC.

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